      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 1997


                                                      REGISTRATION NO. 333-25647

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                  FORM SB-2

                              AMENDMENT NO. 1 TO
                            REGISTRATION STATEMENT

                            SECURITIES ACT OF 1933


                            Harvard Scientific Corp.
                (Name of Small Business Issuer in Its Charter)

Nevada                                2834                        226455
(State or Other               (Primary Standard              (I.R.S. Employer
Jurisdiction of               Industrial Classification      Identification No.)
Incorporation or              Code Number)
Organization)

       100 North Arlington, Suite 23-P, Reno, Nevada 89501 (702) 796-1173
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

       100 North Arlington, Suite 23-P, Reno, Nevada 89501 (702) 796-1173 (ADDRESS OF PRINCIPAL PLACE OF BUSINESS OR INTENDED PRINCIPAL PLACE OF BUSINESS)


                       Don A. Steffens, CEO and President

                         100 North Arlington, Suite 23-P
                               Reno, Nevada 89501
                                 (702) 796-1173
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                  With copy to:

                              David R. Baker, Esq.
                           230 Park Avenue, Suite 640
                          New York, New York 10169-0639

         Approximate Date of Proposed Sale to the Public: As soon as practicable after the Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement Number of the earlier effective registration statement for the same offering. / / __________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

================================================================================
 Title of Each                      Proposed         Proposed
    Class of      Amount To Be       Maximum          Maximum        Amount of
 Securities To   Registered (2)   Offering Price     Aggregate      Registration
 Be Registered                     Per Unit (1)    Offering Price        Fee
--------------------------------------------------------------------------------
  Common Stock     12,064,344      $4.75 (3)        $57,305,634     $19,760.56
================================================================================

1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended.

2) Based upon 300% of the shares issuable upon the conversion of $15,000,000 principal amount of 6% Convertible Debentures on April 14, 1997 if the Debentures had been fully outstanding and were converted on that date.

3) The average of the closing bid ($4.625) and asked ($4.875) prices of the Common Stock of the Registrant on April 14, 1997 on the OTC Electronic Bulletin Board was $4.75 per share.

4) Pursuant to Rule 416, this Registration Statement also covers such indeterminable additional shares as may be issued or become issuable upon conversion of the 6% Convertible Debentures in accordance with the terms thereof.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  PRELIMINARY PROSPECTUS DATED JUNE 25, 1997


                            SUBJECT TO COMPLETION

      Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                      12,064,344 SHARES OF COMMON STOCK

                           HARVARD SCIENTIFIC CORP.


      The shares of Common Stock ("Common Stock") offered hereby are offered by the holder (the "Selling Securityholder") of 6% Convertible Debentures (the "Debentures") of Harvard Scientific Corp. (the "Company"), such shares being issuable upon the conversion of the Debentures. See "Selling Securityholder." The Common Stock is currently quoted on the system of the National Association of Securities Dealers, Inc. ("NASD") known as the "OTC Electronic Bulletin Board" under the symbol "HVSF." On June 16, 1997 the closing quotations on the NASD OTC Electronic Bulletin Board of the Common Stock were $1.50 asked and $1.375 bid per share.


                   SEE "RISK FACTORS" BEGINNING ON PAGE 6.


THIS PROSPECTUS RELATES TO AN AGGREGATE OF 12,064,344 SHARES OF COMMON STOCK, $.001 PAR VALUE PER SHARE, WHICH IS 300% OF THE 4,021,448 SHARES ISSUABLE IF $15,000,000 PRINCIPAL AMOUNT OF DEBENTURES HAD BEEN OUTSTANDING ON APRIL 14, 1997 AND ALL THE DEBENTURES HAD BEEN CONVERTED ON THAT DATE. SEE "SELLING SECURITYHOLDER." THE EXACT NUMBER OF SHARES THAT WILL BE ISSUED ON THE CONVERSION OF THE DEBENTURES WILL DEPEND ON THE MARKET PRICE (DETERMINED AS PROVIDED BY THE TERMS OF THE DEBENTURES) OF THE COMMON STOCK DETERMINED WITH RESPECT TO THE DATE OF CONVERSION AND IS NOT NOW KNOWN, ALTHOUGH IT WILL NOT BE LESS THAN 2,298,850 SHARES, BASED ON THE MARKET PRICE OF $6.525 ON MARCH 21, 1997, THE DATE OF ISSUANCE OF THE INITIAL $5,000,000 PRINCIPAL AMOUNT OF DEBENTURES, AND MAY INCLUDE A FURTHER INDETERMINATE NUMBER OF SHARES AS MAY BE ISSUED OR BECOME ISSUABLE UPON CONVERSION IN ACCORDANCE WITH THE TERMS OF THE DEBENTURES. SEE "DESCRIPTION OF SECURITIES - 6% CONVERTIBLE DEBENTURES." ALL THE COMMON STOCK OFFERED HEREBY IS BEING SOLD BY THE SELLING SECURITYHOLDER AND MAY BE OFFERED TO THE PUBLIC FROM TIME TO TIME BY THE SELLING SECURITYHOLDER. THE COMPANY WILL NOT RECEIVE ANY OF THE PROCEEDS RECEIVED BY THE SELLING SECURITYHOLDER FROM THE COMMON STOCK SOLD.


THE COMPANY WILL PAY ALL REASONABLE EXPENSES OF THIS OFFERING ESTIMATED AT $110,000. THE SELLING SECURITYHOLDER, HOWEVER, WILL BEAR THE COST OF ALL BROKERAGE COMMISSIONS AND DISCOUNTS INCURRED IN CONNECTION WITH THE SALE OF THEIR COMMON STOCK AND THEIR LEGAL EXPENSES IN EXCESS OF $3,500. THE COMMON STOCK MAY BE SOLD BY SELLING STOCKHOLDERS DIRECTLY OR THROUGH UNDERWRITERS, DEALERS OR AGENTS IN MARKET TRANSACTIONS OR PRIVATELY NEGOTIATED TRANSACTIONS. SEE "SELLING SECURITYHOLDER."


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  THE DATE OF THIS PROSPECTUS IS ________, 1997

      The Company is currently a reporting Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the reports, proxy statements and other information filed by the Company with the Securities and Exchange Commission can be inspected and copied at the public reference facilities of the Commission at 4509 Fifth Street, N.W., Washington, D.C. 20549; at its New York Regional office, 7 World Trade Center, New York, New York 10048; and its Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Commission's Public Reference Section at prescribed rates. The Company furnishes its shareholders with annual reports containing audited financial statements after the close of each fiscal year.

                               PROSPECTUS SUMMARY

                                   THE COMPANY


      The Company is a bio-pharmaceutical company in the development stage currently working on a therapeutic treatment for male erectile dysfunction. This product, tentatively designated as "PaGE(1)," consists of prostaglandin ("PGE-1," a natural occurring fatty acid) encapsulated in liposomes, which is then lyophilized (freeze dried) to provide stability and a useful shelf life. When needed for patient use, this lyopholized microsphere is reconstituted using a specially formulated detergent which lyzes the liposomes, releasing the active substance, PGE-1. The resulting liquid is then self-applied by the patient using a soft catheter the Company has developed for this purpose. The catheter applies the liquid into the urethra of the penis via the urethral meatus, with minimal risk of trauma to the patient.



      The Company is the assignee of Patent Application No. 08/573408, filed December 15, 1995, for an invention "PGE-1 Containing Lyophilized Liposomes For Use In The Treatment of Erectile Dysfunction." This invention consists of the encapsulation of prostaglandin in liposomes and the subsequent rupturing of those liposomes with a dilute detergent diluent to release the prostaglandin immediately prior to application. The Patent Office has issued an Office Action rejecting the application with comments, which comments the Company believes can be responded to effectively. The Company, therefore, believes that it will be able to pursue the application and believes it will be successful, although there can be no assurance thereof. See "Risk Factors-Uncertainty of Patent Protection." The Company also filed an application for a European Patent for the invention in December 1996.



      PGE-1 is already approved for the treatment of male erectile dysfunction in an injectable formulation by Pharmacia/Upjohn and an intra urethral insertion of a prostaglandin containing pellet by Vivus. A locally applied intra-meatal product could be advantageous to patient comfort when compared with an injectable or a pellet insertion product. In addition, lyophilizing extends the shelf life of PGE-1 at room temperature from less than two minutes to three years. Although PGE-1 has been approved for treatment, the use of the specially formulated detergent to lyze the liposomes and the lyophilizing of the liposome encapsulated PGE-1 require full registration with the Food and Drug Administration ("FDA") of PaGE(1) as a new drug. An Investigative New Drug application ("IND") was submitted to the FDA in May 1996 and the Phase I trial to test safety and tolerance of PaGE(1) with small group of subjects was commenced.


      The Phase I trial has been concluded with the result that preliminary efficacy data is available indicating the possible benefits of such a therapy. These results were presented to the FDA in April 1997 as part of the Company's pre-Phase II Clinical Trial meeting. See "Description of Business - Government Regulation." Although this early data suggests product efficacy, there can be no assurance that the PaGE(1) will reach the market successfully. The manufacturing procedure is being scaled up, with assay verification and validation in progress. A New Drug Application will be filed with the FDA, assuming adequate data is generated upon conclusion of the clinical trial program. There can be no assurance that the FDA will approve the product for marketing. It is estimated that the costs of completing the above procedures will amount to between $10 to $12 million. The FDA review process could last as long as two (2) years and perhaps even longer in the event the FDA requires Phase III trials or requests additional data. See "Description of Business - Government Regulation."

      The Company's future success is dependent upon its ability to raise additional funds to complete the commercialization process for its erectile dysfunction treatment product. The Company intends to obtain these funds through public and private financing or from other sources such as collaboration agreements. Although the Company has sold $5,000,000 principal amount of Debentures and has an undertaking, subject to various conditions, to raise an additional $10,000,000 principal amount of Debentures, there can be no assurance that this additional funding will occur or be sufficient and that, if this additional funding does not occur or is insufficient, other required funds will be available or will be available on terms satisfactory to the Company. Failure to obtain adequate financing could cause a delay or termination of the Company's product development and marketing efforts.

      Over the next 12 months, the Company's primary focus will be on continuing clinical trials and product validation to conform to the regulatory process of the FDA. Additionally, the Company will be identifying and seeking collaborative arrangements with pharmaceutical distribution concerns and/or licensing agreements with companies to eventually distribute PaGE(1).

      The Company continues to look at other products it can add to its portfolio that it believes have market potential. In particular the Company seeks to utilize medically researched and developed drug substances, to determine the ability of these substances to be encapsulated in liposomes and to determine the potential market for such products.

      Harvard Scientific Corp. was incorporated in Nevada in 1987 under the name Witch Doctor Bones, Inc. The Company's principal executive office is located at 100 N. Arlington Avenue, Suite 23-P, Reno, Nevada, and its telephone number is (702) 796-1173. The Company has no contractual relationship or affiliation with Harvard University.

                                CURRENT FINANCING


      In March 1997, pursuant to a private placement, the Company (a) sold to one investor $5,000,000 principal amount of 6% Convertible Debentures (the "Debentures") and (b) received a commitment from that investor, subject to various conditions, to purchase additional Debentures in the aggregate principal amount of up to $10,000,000 in two tranches of $5,000,000 each. The investor may convert the Debentures into Common Stock (the "Conversion Shares"), and the Company has the right to require such conversion. The Conversion Shares constitute the Selling Securityholder's Common Stock being offered and sold by the Selling Securityholder pursuant to this Prospectus. See "Description of Securities," "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and "Selling Securityholder and Plan of Distribution."


                                 THE OFFERING


Common Stock Offered...........     12,064,344  shares (300% of the 4,021,448
                                    shares issuable upon the conversion of 6%
                                    Convertible Debentures, based on the Market
                                    Price (as defined in the Debentures) of
                                    $4.6625 per share on April 14, 1997)

Common Stock Outstanding
   Prior to Offering...........     18,025,129 shares

Common Stock to be Outstanding
  Immediately After Offering..      30,089,463 shares based on all shared
                                    offered under this prospectus (27,893,550
                                    shares based on the Market Price per
                                    share on June 16, 1997)

Use of Proceeds................     None of the proceeds of the sale of the
                                    Common Stock registered hereunder will
                                    accrue to the  Company.  See "Use of
                                    Proceeds."

Risk Factors...................     Limited  operating  history;  need for
                                    additional  funds;  dependence  on one
                                    product line; dependence on third-party
                                    manufacturing,  marking  and  clinical
                                    research;  uncertainty  of  regulatory
                                    approval,  and other risks. See "Risk
                                    Factors."

NASD OTC Electronic Bulletin
  Board Symbol................      "HVSF"

                        SUMMARY FINANCIAL INFORMATION


      The summary financial information set forth below is taken from and should be read in conjunction with the Audited Financial Statements, including notes thereto, included elsewhere in this Prospectus.




Statement of Operations Data:


                                   For the Three Months Ended
                                            March 31,                      For the Year Ended December 31,             Inception
                                            --------               ---------------------------------------------       1/31/87 to
                                     1997              1996                                                             12/31/96
                                  (Unaudited)       (Unaudited)           1996             1995             1994      (Unaudited)
                                  -----------       -----------           ----             ----             ----      -----------
Net Sales                               - 0 -       $    26,959    $   181,000            - 0 -            - 0 -     $   187,387
Cost of Sales                           - 0 -            85,675        216,870            - 0 -            - 0 -         221,557
   Gross Profit (Loss)                  - 0 -           (58,716)       (35,870)           - 0 -            - 0 -         (34,170)
Operating Expenses               $  1,860,861           335,924      1,395,297       $  668,835       $  487,937       2,590,388
(Loss) from Operations                               (1,860,861)      (394,640)        (668,835)        (487,937)     (2,624,558)
Other Income (Expenses)               (13,341)           (1,612)      (507,777)          (7,620)          (1,727)       (541,228)
Net (Loss)                       $ (1,874,20)       $  (396,252)   $(1,938,944)      $ (676,455)      $ (489,664)    $(3,165,786)
    (Loss) Per Common Share      $     (0.18)       $     (0.05)   $     (0.21)      $    (0.29)      $    (0.34)
Weighted Average
   Shares Outstanding             10,308,240          8,757,903      9,022,404        2,333,839        1,421,563


Balance Sheet Data:

                                                             December 31,
                              March  31, 1997                -----------
                                 (Unaudited)           1996              1995
                                 -----------           ----              ----
Cash and Prepaid Expenses        $3,717,023       $   1,565        $1,224,560
Total Assets                     $3,796,656       $  85,527        $1,349,080
Total Current Liabilities        $  573,953       $ 535,223        $  664,727
Total Stockholders' Equity       $3,222,703       $(449,696)       $  684,353


      Reflects the receipt of $5,000,000 on March 31, 1997 and an obligation in the principal amount of $5,000,000 incurred on March 21, 1997 but treated as equity as a result of a subscription for 6% Convertible Debentures.

                                  RISK FACTORS

      An investment in the securities offered hereby involves a high degree of risk, including, but not necessarily limited to, the risk factors described below, and should be considered only by those investors who can afford the risk of loss of their entire investment. In addition to other information in this Prospectus, each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company before making an investment decision. Moreover, prospective investors are cautioned that the statements in this Prospectus that are not descriptions of historical facts may be forward looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this Prospectus.


LIMITED OPERATING HISTORY AND REVENUES; SIGNIFICANT AND CONTINUING LOSSES; UNCERTAINTY OF FUTURE PROFITABILITY

      The Company is a development-stage company. Since inception, the Company has been engaged primarily in the development of PaGE(1) and only commenced limited use of PaGE(1) in clinical trials in 1996. Accordingly, the Company has limited operating history upon which an evaluation of its performance and prospects can be based.

      The likelihood of the success of the Company must be considered in light of the risks, problems, expenses, difficulties and complications frequently encountered in connection with the shift from development to commercialization of new products based on innovative technologies. It should be noted that, during the period from January 1994 to February 1995, the Company also investigated, acquired, tested, and ultimately abandoned technology related to whole blood rapid testing for viruses, particularly the HIV. The decision to abandon this technology was based on poor pre-marketing results.


        Since inception, the Company has generated limited revenues and incurred significant losses, including losses of $1,938,944 , $676,455 and $489,664 for the fiscal years ended December 31, 1996, 1995 and 1994, respectively, and $1,874,202 and $396,252 for the three month periods ended March 31, 1997 and 1996, respectively. Losses are continuing through the date of this Prospectus and the Company anticipates that it will continue to incur such losses until such time, if ever, as the Company generates sufficient levels of revenues from product sales to offset its operating costs. The Company believes that generation of such revenues is dependent upon, among other things, the Company's ability to obtain FDA approval. There can be no assurance the Company will be able to operate profitably or be commercially successful. See "Business".



SIGNIFICANT CAPITAL REQUIREMENTS; AUDITORS' GOING CONCERN REPORT; DEPENDENCE ON OFFERING PROCEEDS; POSSIBLE ISSUANCE OF ADDITIONAL SECURITIES; FUTURE DILUTION

      The Company's capital requirements have been and will continue to be significant, and the Company currently has very limited cash flow from operations. As a result, the Company has been dependent on equity and debt financings. The Independent Auditor's Report accompanying the Company's financial statements for the years ended December 31, 1996, 1995 and 1994 states that, in light of the recurring losses suffered by the Company, its continued existence depends upon its ability to resolve its liquidity problems. See "Management's Discussion" and "Audited Financial Statements."

      Based on the Company's operating plan, internal forecasts and assumptions (which include: successful conclusion of clinical trials, rapid acceptance of product due to ease and comfort of administration, price parity with competitor products and continued growth of erectile dysfunction market niche as more patients become aware of therapy for the problem) management believes that the proceeds from the private placement of 6% Convertible Debentures in the aggregate principal amount of $5,000,000 and in an additional principal amount of $10,000,000 that has been committed and anticipated cash flow from operations and other sources will be sufficient to meet the

Company's anticipated cash needs and finance its plans for growth. In the event that the Company's plans change, its assumptions change or prove inaccurate, its revenues are less than anticipated, the commitment to purchase the additional $10,000,000 principal amount of 6% Convertible Debenture or its further financing otherwise prove insufficient to fund operations, the Company may be required to seek additional financing. No assurance can be given that the Company will be successful in obtaining such additional financing, or if obtained, that such financing will be on terms favorable to the Company. Any inability to obtain additional financing when needed and on acceptable terms could have a material adverse effect upon the Company's operations, including the possibility of requiring the Company to curtail or cease its operations. In addition, any additional equity financing may involve substantial dilution to the Company's then existing shareholders. See "Use of Proceeds" and "Management's Discussion."


DEPENDENCE UPON SALES OF PRINCIPAL PRODUCT; LIMITED CUSTOMER BASE

      The Company's future performance will depend, almost entirely, on the successful development, introduction and customer acceptance of the Company's principal product, PaGE(1). To date, substantially all of the Company's revenues have been generated by the distribution of PaGE(1) for use in clinical trials overseas. The Company anticipates that, once FDA approval is obtained, substantially all of its revenues for the foreseeable future will be generated by sales of PaGE(1), both overseas and in the U.S. Although early clinical data regarding the product suggests good probable efficacy, new product development is highly uncertain and unanticipated developments, clinical and regulatory delays, adverse or unexpected side effects or inadequate therapeutic efficacy could slow or prevent the commercialization of PaGE(1). There can be no assurance that the Company will not experience these or other difficulties that could delay or prevent the commercialization of PaGE(1) . Furthermore, no assurance can be given that, if commercialization is commenced, PaGE(1) will meet with market acceptance. The inability to successfully commercialize PaGE(1), for any reason, would have a material adverse effect on the Company's financial condition, prospects, and ability to continue operations. See "Business."


GOVERNMENT REGULATION; UNCERTAINTY OF REGULATORY APPROVAL; UNCERTAINTY OF PRODUCT DEVELOPMENT

      The Company is subject to various FDA regulations which govern or influence the research, testing, manufacture, safety, labeling, storage, recordkeeping and advertising and promotion of pharmaceutical products, biologics, and medical devices. Outside the United States the Company is subject in most cases to similar regulation. The Company believes it is in substantial compliance with all FDA and other material federal and state laws and regulations. There can be no assurance, however, that the Company will be able, for financial and other reasons, to comply with applicable laws, rules and regulations. Failure or delay by the Company to comply with applicable regulatory requirements could subject the Company to civil remedies, including fines, suspensions, delays of approvals, injunctions, recalls or seizures of products, operating restrictions, as well as potential criminal sanctions, which could have a material adverse effect on the Company. See "Business - Government Regulation."

      The Company's research, development, clinical trials, manufacturing and marketing of PaGE(1) are subject to extensive, rigorous and frequently changing regulatory review process by the FDA and other regulatory agencies in the U.S. and various foreign countries. The process of obtaining and maintaining required regulatory approvals is lengthy, expensive and uncertain. FDA procedures for approval of pharmaceuticals and biologics involve clinical testing which occurs in three phases to demonstrate the safety and efficacy of the product. See "Business - Government Regulation."

      The Company expects that certain aspects of PaGE(1) also may be regulated by the FDA as Class III devices. Preclinical evaluations of Class III devices are similar to those of pharmaceuticals and biologics, with additional emphasis on implant persistence, implant sensitization, and carrier characterization and specifications. See "Business - Government Regulation."

      There can be no assurance that FDA or other regulatory clearance in the United States and elsewhere will not take longer than currently anticipated because of delays, problems or unforeseen safety difficulties. Failure to obtain FDA approval would prevent the Company from marketing PaGE(1) in the U.S., which would have a material adverse effect on the Company's business, financial condition and results of operations, and failure to obtain approval in key markets outside the United States would also have a material adverse effect. Even if regulatory approval is obtained, a marketed pharmaceutical product and its manufacturer are subject to continuing regulatory review, and discovery of previously unknown problems or amendments to existing statutes or regulations or the adoption of new statutes or regulations could result in restrictions on such product or manufacturer, including withdrawal of the product from the market. In addition, the FDA requires submission of a pre-market approval ("PMA") notification for any change or modification to a previously marketed product that significantly affects safety or effectiveness. In addition, if the Company develops a different delivery device for PaGE(1), this device would be subject to FDA review procedures prior to release for marketing. See "Business - Government Regulation."


DEPENDENCE ON THIRD-PARTY RESEARCH


      The Company intends to use a significant portion of the proceeds of the Debentures to conduct research and clinical studies, primarily for the purpose of obtaining FDA approval for the marketing of PaGE(1) in the U.S. The Company has to date conducted only Phase I trials with respect to PaGE(1). These trials were conducted by two private, practicing urologists in Las Vegas, Nevada. The Company plans to continue to utilize third parties to conduct the necessary clinical trials. Several Clinical Research Organizations ("CRO"s) have submitted bids for the clinical trials. These are under review and a suitable CRO will be selected shortly. Therefore, the Company will be substantially dependent upon third-party researchers and others, over whom the Company will not have absolute control, to satisfactorily complete scientific studies performed on behalf of the Company. There can be no assurance that third parties will be able to carry out these studies in the proper manner, within the time frame, and within the cost estimates currently relied upon by management. In the event that the studies were carried out incorrectly or improperly, or were not completed within the time frame currently contemplated, or exceeded current cost parameters, the Company's business could be materially adversely affected.



LACK OF MANUFACTURING EXPERIENCE AND CAPABILITIES; DEPENDENCE ON THIRD-PARTY MANUFACTURING AND SUPPLIERS

      The Company does not own or lease any manufacturing facilities, does not manufacture the product or any of its ingredients, and purchases all ingredients from unaffiliated suppliers, including FDA validated suppliers of the active ingredient, PGE-1. The Company does not now have any contracts with manufacturers, although it is in the process of negotiating such contracts. Although the Company believes that there are adequate suppliers and manufacturers sufficient to satisfy the Company's requirements, the terms on which suppliers and manufacturers will be available could have a material effect on the success of the Company. See "Uncertainty of Supply of Key Pharmaceutical Ingredient" and "Business - Manufacturing."


LIMITED SALES, MARKETING AND DISTRIBUTION EXPERIENCE; DEPENDENCE UPON THIRD PARTY MARKETING EFFORTS

      The Company has limited marketing experience and limited financial, personnel and other resources to independently undertake extensive marketing activities. The Company's prospects will be significantly affected by its ability to develop and maintain a network of distributors. Although the Company had entered into four separate marketing agreements, all but one has been terminated. Moreover, the Company has generated only $181,000 in revenues from the distribution agreements, primarily due to the fact that the product has not yet received regulatory approval. These revenues were derived from reimbursement of production costs of clinical materials supplied to a distributor for use in clinical trials. To the extent that the Company enters into third-party marketing and distribution arrangements, it is dependent on the marketing efforts of such third parties and upon their provision of installation and support services and the vagaries of changes in market conditions. While the Company believes that any third parties with which it enters into marketing arrangements will have an economic motivation to commercialize the Company's products, the time and resources devoted to these activities will be controlled by such entities and not by the Company. There can be no assurance that the Company will be able, for financial or other reasons, to finalize any third-party marketing arrangements or that such arrangements, if finalized, will result in successful commercialization of the product.

COMPETITION; NO ASSURANCE OF MARKET FOR PRINCIPAL PRODUCT


      The market for treatment of male erectile dysfunction is emerging and evolving and is characterized by an increasing number of entrants. Although the Company is not aware of any other product that delivers prostaglandin in a locally applied intra-meatal formulation, several other companies offer products designed to treat male erectile dysfunction. The competition is both direct (i.e., companies that produce prostaglandin using alternative delivery mechanisms) and indirect (i.e., companies that produce penile implants, vacuum constriction devices, and other alternative treatments). Prostaglandin is already FDA-approved for the treatment of male erectile dysfunction in an injectable formulation by Pharmacia/Upjohn and in a formulation using intra-urethral insertion of a prostaglandin-containing pellet by Vivus. Other companies, such as Pfizer and Zonagen, are currently developing tablet formulations, and Macrochem is working on a topical solution. See "Business - Competition."


      There can be no assurance that additional technologies or products which are functionally similar to those of the Company are not currently under development or that other companies with the expertise or resources that would encourage them to attempt to develop or market competing products will not develop new products directly competitive with PaGE(1) or that the Company can complete clinical testing of PaGE(1), obtain regulatory approvals and commence commercial-scale manufacturing in a timely manner to be competitively effective. Some of the Company's competitors and potential competitors have well-established reputations for success in the development, sale and service of medical equipment and have substantially greater financial, technical, personnel and other resources than the Company, enabling them to undertake clinical testing of products, obtain regulatory approvals and manufacture and market pharmaceutical products in response to competitors seeking to market new products and enter into new markets. There can be no assurance that the Company will be able to compete successfully, that competitors will not develop technologies or products that render the Company's product obsolete or less marketable, or that the Company will be able to successfully enhance its existing product or develop or acquire new products or produce them at competitive prices. See "Business - Competition."


      The commercial success of PaGE(1) will require acceptance by urologists, family practitioners with a significant elderly male clientele, and medical doctors practicing as sex therapists and the medical community as a whole. Such acceptance will depend in large part on the results of clinical trials and the conclusion by these physicians that PaGE(1) is a safe, cost-effective and acceptable method of treatment. There can be no assurance that physicians will be sufficiently encouraged by the results of the clinical trials to decide to use the product. They may elect to use other treatment methods and procedures which they believe to be more efficient or to have advantages over PaGE(1). Accordingly, achieving market acceptance for PaGE(1) will require substantial marketing efforts and expenditure of significant funds to educate doctors, pharmacists, and the public about what the Company believes are the advantages and benefits of PaGE(1). The majority of such marketing expenses are expected to be borne by the distributors. However, the company expects to expend over $3 million over the first few years of launch in supportive activities. There can be no assurance that such efforts will result in significant initial or continued market acceptance for PaGE(1). In addition, PaGE(1), being a complex pharmaceutical product, may contain a number of side effects or other problems that become apparent subsequent to widespread commercial use. Remedying such problems could delay the Company's plans and cause it to incur additional costs that would have a material adverse effect on the Company. See "Business - Sales and Marketing."



DEPENDENCE ON THIRD-PARTY REIMBURSEMENT

      Successful commercialization of PaGE(1) may depend in part upon the availability of reimbursement for the cost of related treatment from third-party healthcare providers, principally Medicare, Medicaid and private health insurance plans, including health maintenance organizations. To the extent reimbursement is not provided or is limited, patients will have to pay for the PaGE(1) out of their own pockets. Third-party payers are increasingly challenging the price of medical products and services, which have had and could continue to have a significant effect on the purchasing patterns of many healthcare providers.

      In markets other than the United States, reimbursement is obtained from a variety of sources, including governmental authorities, private health insurance plans and labor unions. In most foreign countries, there are also private insurance systems that may offer payments for alternative therapies. Although not as prevalent as in the

U.S., health maintenance organizations are emerging in some European countries. Accordingly, the Company may need to seek reimbursement approvals in such other countries, although there can be no assurance that any such approvals will be obtained in a timely manner or at all. Failure to receive reimbursement approvals in such other countries could have an adverse effect on market acceptance of the Company's product in those international markets in which such approvals are sought.

      The Company believes that reimbursement will be subject of increased restrictions in the future in the U.S. and foreign markets. The overall escalating cost of medical products and services has led to and will likely continue to lead to increased pressures on the health care industry to reduce the costs of products and services, potentially including products offered by the Company. Significant uncertainty generally exists as to the reimbursement status of newly approved healthcare products. Failure to receive adequate levels of reimbursement for the use of prostaglandin in general, and PaGE(1) in particular, could have a material adverse effect on the Company's business, financial condition and results of operations.


UNCERTAINTY OF PATENT PROTECTION; UNCERTAINTY OF PROTECTION OF PROPRIETARY TECHNOLOGY


      The strength of the Company's patent position may play an important role in its long-term success. The Company is the assignee of Patent Application No. 08/573408, filed December 15, 1995, for an invention "PGE-1 Containing Lyophilized Liposomes For Use In The Treatment of Erectile Dysfunction." The Patent Office has issued an Office Action rejecting the application with comments, which comments the Company believes can be met so that it can go forward with the application. However, there can be no assurance that any patents in fact will be issued as a result of this application or that, if issued, such patent or patents will be effective to protect the Company's product from duplication by others. In addition, there can be no assurance that the Company will be able to afford the expense of any litigation which may be necessary to enforce its rights under any patent. Moreover, although the Company believes that its product does not and will not infringe upon the patents or violate the proprietary rights of others, it is possible that such infringement or violation has or may occur. In the event that the Company's product is determined to infringe upon the patents or proprietary rights of others, the Company could be required to modify its product or obtain a license for the manufacture and/or sale of the product, or could be prohibited from selling the product. There can be no assurance that, in such an event, the Company would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon the Company. Furthermore, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. In addition, if the Company's product is deemed to infringe upon the patents or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which could also have a material adverse effect on the Company.


      The Company also relies substantially upon its proprietary technologies, utilizing non-disclosure agreements with its employees, consultants and customers to establish and protect the ideas, concepts and documentation of its proprietary technology and know-how. Such methods, however, may not afford complete protection, and there can be no assurance that third parties will not independently develop such know-how or obtain access to the Company's know-how, ideas, concepts and documentation, which could have a material adverse effect on the Company.



POTENTIAL PRODUCT LIABILITY EXPOSURE AND INSURANCE EXPENSE


      Upon the commencement of commercial production, the Company's business will expose it to an inherent risk of potential product liability claims, including claims for serious bodily injury or death, which could lead to substantial damage awards. The Company currently maintains product liability insurance in the amount of $1,000,000, with a maximum payout of $3,000,000, which is the standard insurance coverage for the biopharmaceutical industry. The Company will seek to increase the level of such insurance as its products are commercialized. There can be no assurance, however, that the Company will be able to maintain or increase its insurance on acceptable terms or at reasonable costs, or that such insurance will provide the Company with adequate coverage against potential liabilities. A successful claim brought against the Company in excess of, or outside of, its insurance coverage could have a material adverse effect on the Company's results of operations and financial condition. Claims against the Company, regardless of their merit or eventual outcome, may also have a material adverse effect on the Company's ability to obtain physician endorsement of its products or expand its business.


RELIANCE ON INTERNATIONAL SALES; CURRENCY EXCHANGE RISKS ASSOCIATED WITH INTERNATIONAL SALES

      The Company anticipates marketing PaGE(1) internationally, as well as in the U.S. To the extent the Company is able to market its product in foreign countries, the Company will become subject to the risks associated with international sales, including, but not limited to, health and welfare regulatory controls imposed by foreign governments, shipping delays, customs duties, export quotas and other trade restrictions, increased collection risks and international political, regulatory and economic developments, and exchange risks, any one of which could have an adverse effect on the Company's operating results. See "Management's Discussion."


DEPENDENCE ON KEY PERSONNEL


      The Company is dependent on the efforts and abilities of Jackie R. See, M.D., its founder and Director; and of Don A. Steffens, its Chief Executive Officer, President and Director. Unforeseen circumstances could cause one or more of these individuals to be unable to render his or their services to the Company. The loss of the services of any such officers or other key personnel could have a material adverse effect on the Company's operations.


      In addition, to date, the Company has relied extensively on the services of management and technical staff from its parent company, BTI. This technical and management assistance has been provided as part of the consideration for the issuance of the Company's stock, but there is no specific agreement between the Company and BTI in this regard. There can be no assurance that BTI will continue to provide such technical and management assistance, or if provided, on terms acceptable to the Company, which if not provided could have a material adverse effect on the Company's operations. To the extent that the services of key personnel become unavailable, the Company will be required to retain other qualified persons, for whose services the Company will be in competition with other employers, many of which have significantly greater resources than the Company. There can be no assurance that the Company will be able to hire or retain such other qualified persons. See "Management's Discussion."


LACK OF BUSINESS INTERRUPTION INSURANCE


      The Company does not currently maintain business interruption insurance coverage. The Company is a development stage concern at this time. It relies on a few key employees to direct and administrate the activities of the Company. See "Dependence on Key Personnel." The Company outsources most aspects of its operations, except administration. See "Dependence on Third-Party Research," "Dependence on Third-Party Manufacturing and Suppliers" and "Dependence on Third-Party Marketing Efforts." There can be no assurance that the Company will be able to either obtain cost effective insurance, diversify its outsourced functions, or maintain a core group of effective personnel sufficiently adequate to protect the Company's financial condition.

BARRIERS TO TAKEOVER


      The Company's Certificate of Incorporation and By-Laws contain certain provisions which may deter, discourage, or make more difficult the assumption of control of the Company by another corporation or person through a tender offer, merger, proxy contest or similar transaction or series of transactions. These provisions include an unusually large number of authorized shares (100,000,000) and the prohibition of cumulative voting. The overall effect of these provisions may be to deter a future tender offer or other takeover attempt that some stockholders might view to be in their best interest as the offer might include a premium over the market price of the Company's capital stock at the time. In addition, these provisions may have the effect of assisting the Company's current management in retaining its position and place it in a better position to resist changes which some stockholders may want it to make if dissatisfied with the conduct of the Company's business. These provisions also present a risk of future dilution to existing shareholders. See "Market for Common Equity -- Nevada Law and Corporate Provisions Affecting Shareholders."



LIMITATIONS ON LIABILITY OF DIRECTORS AND OFFICERS

      Section 78.751 of the Nevada General Corporation Law ("NGCL") allows the Company to indemnify any person who is or was made a party to, or is or was threatened to be made a party to, any pending, completed, or threatened action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise. The NGCL permits the Company to advance expenses to an indemnified party in connection with defending any such proceeding, upon receipt of an undertaking by the indemnified party to repay those amounts if it is later determined that the party is not entitled to indemnification.


      The foregoing provision may reduce the likelihood of derivative litigation against directors and officers and discourage or deter shareholders from suing directors or officers for breaches of their duties to the Company, even though such an action, if successful, might otherwise benefit the Company and its shareholders. In addition, to the extent that the Company expends funds to indemnify directors and officers, funds will be unavailable for operational purposes. See "Market for Common Equity -- Nevada Law and Corporate Provisions Affecting Shareholders."



VOLATILITY OF THE COMPANY'S COMMON STOCK PRICES


      The market price of the Company's Commons Stock has experienced significant volatility, with per share bids ranging from a low of $.25 to a high of $16.63 over the period from the second quarter of 1995 to June 16, 1997. Various factors and events, including announcements by the Company or its competitors concerning patents, proprietary rights, technological innovations or new commercial products, as well as public concern about the safety of medical products and practice in general, may have a significant impact on the Company's business and the price of the Company's Common Stock.



EFFECT OF DEBENTURE CONVERSION


      Upon conversion of the Debentures there will be not less than 20,323,314 shares of Common Stock outstanding, consisting of 18,025,129 shares currently outstanding and a minimum of 2,298,185 shares (and potentially substantially more depending upon the Market Price at the time of conversion) issuable upon conversion by the Debentures available for offer by the Selling Shareholders, which shares will be tradable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), as long as the prospectus covering such sales remains current and effective. No prediction can be made as to the effect, if any, that future sales of shares of Common Stock, whether offered by the Selling Securityholder or others, will have on the market price of the shares of Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for the Common Stock and could impair the ability of the Company to raise additional capital through the sale of its equity securities or through debt financing. See "Market for Common Equity and Related Stockholder Matters."

ILLIQUID MARKET RISKS RELATING TO LOW-PRICED STOCKS

      The Common Stock of the Company is currently traded on the system of the National Association of Securities Dealers, Inc., known as the OTC Electronic Bulletin Board under the symbol "HVSF." This market generally is not as liquid as the market for NASDAQ equity securities or exchange-listed securities, and discounts and transactional costs may be greater than in the more liquid markets. In addition, the trading price of the Common Stock has fallen below $5.00 per share at various times during the past years and may do so in the future, at which price trading in the Common Stock is subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. The additional burdens imposed upon broker-dealers by such requirements could, in the event the Common Stock were deemed to be a penny stock, discourage broker-dealers from effecting transactions in the stock, which could severely limit the market liquidity of the Common Stock and the ability of purchasers in this offering to sell the stock in the secondary market.


TRANSACTIONS WITH CONTROLLING PERSONS; POTENTIAL CONFLICTS OF INTEREST


      In consideration of the assignment of the intellectual property rights to patent, develop, manufacture and market the PaGE(1), the Company issued 2,856,000 shares of common stock to its parent company, BTI. The Company also issued a further 6,138,500 shares of common stock to BTI for BTI's assistance in raising working capital, prosecuting the patent application, management assistance, and for assignment of rights under four distribution agreements for the PaGE(1) product. BTI owned 38% of the Company's outstanding shares as of June 16, 1997. 11,000,000 of BTI's shares, or 44%, are owned by Jackie R. See, M.D., who is also the Company's founder, Head of Research and Development and a Director. Dr. See also has potential voting rights on another 2,000,000 BTI shares.


      During 1994, the Company paid $150,000 to related parties for work performed in completing a merger with Grant City Corporation ("GCC"), which was effected in 1993. Of this amount, $100,000 was paid to BTI and the remaining $50,000 was paid to individuals affiliated with BTI.


      The Company has entered into a royalty agreement with Dr. See, whereby it will pay Dr. See two percent (2%) of net revenues from the sale of PaGE(1) and any other products the Company produces under Patent Application No. 08/573408. These royalty payments shall continue for the life of the patent application and any patents that may issue therefrom.



      Dr. See owns 11,202,500 shares of the Company's common stock, including 6,852,500 shares owned by BTI, of which Dr. See is a controlling person, and 1,000,000 shares in trust for his wife. 350,000 of these shares were transferred for past services and 4,000,000 (including the 1,000,000 shares transferred to his wife in trust) were transferred in consideration of an amendment to his consulting agreement with the Company, subsequent to December 31, 1996.



      The foregoing arrangements and relationships may give rise to conflicts of interest with respect to future interpretation of the agreements between the Company, BTI and Dr. See. There can be no assurance that future transactions or arrangements between the Company and any affiliates will be advantageous to the Company, although the Company intends to enter into transactions with BTI or Dr. See only if they are at least as favorable to the Company as could be could be obtained from independent third parties. See "Dependence on Key Personnel," "Dependence on Third-Party Researchers," "Management's Discussion" and "Certain Transactions."

OWNERSHIP BY MANAGEMENT AND EXISTING STOCKHOLDERS



        Upon conversion of the Debentures, directors and officers of the Company and certain principal stockholders and their affiliates will beneficially own in the aggregate 14,616,250 shares of Common Stock, representing 52.4% of the outstanding shares of Common Stock of the Company, assuming that all of the Debentures are converted at a Market Price of $1.90 per share, which was the Market Price (as defined in the Debentures) on June 16, 1997. Accordingly, directors, officers and principal stockholders will have the ability to influence significantly the affairs of the Company and matters requiring a stockholder vote, including the election of the Company's directors, the amendment of the company's charter documents, the merger or dissolution of the Company and the sale of all or substantially all of the company's assets. The voting power of these holders may also discourage or prevent any proposed takeover of the Company pursuant to a tender offer. See "Common Stock Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions."


PENDING LITIGATION

      The Company is a party to several legal proceedings during the past twelve months which could have a materially adverse effect upon the Company's financial condition or operation. See "Business - Legal Proceedings."


                            DESCRIPTION OF SECURITIES

COMMON STOCK


      The Company's authorized stock consists of 100,000,000 shares of Common Stock, $.001 par value. As of the date hereof, there were 18,025,129 shares of Common Stock outstanding, which were held of record by 187 stockholders. The Company's shares are listed on the NASD OTC Electronic Bulletin Board under the symbol "HVSF".


      Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of Common Stock are not entitled to cumulative voting rights. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All the outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

      The Company has not paid any dividends on its Common Stock since its inception and does not contemplate or anticipate paying any dividends on its Common Stock in the foreseeable future. Earnings, if any, will be used to finance the development and expansion of the Company's business.


6% CONVERTIBLE DEBENTURES

      The Company's 6% Convertible Debentures ("Debentures") bear an interest rate of six percent (6%) per annum and mature on March 30, 1998 as to the $5,000,000 principal amount of Debentures currently outstanding and as of the end of the first anniversary month of the issuance of the two additional $5,000,000 trenches of Debentures that the Selling Shareholder has agreed to purchase. See "Use of Proceeds from Sale of Debentures." The Debentures are issuable in denominations of $100,000 and integral multiples thereof and, at the holder's request, are exchangeable for an equal aggregate principal amount of debentures of different authorized denominations. Upon maturity of the Debentures, payment for principal and accrued interest will be made either in currency or in shares of the Company's Common Stock, at the option of the holder.

      The holder may convert the Debentures into Common Stock commencing on the effective date of this Registration Statement. In addition, the Selling Securityholder has agreed in principle, contingent upon the Company's filing of this prospectus and registration statement, to amend the Debentures to give the Company the right to require conversion by giving notice thereof to the holder at least ten days prior to the Maturity Date. The conversion price per share will be either (a) $6.525, the Market Price as defined in the Debentures as of March 21, 1997, or (b) 80% of the Market Price on the date of conversion, whichever is lower. "Market Price," as used herein, means the average closing bid price of the Common Stock on the five (5) trading days immediately preceding March 21, 1997 or Conversion Date as may be applicable, as reported by the National Association of Securities Dealers, or the closing bid price on the over-the-counter market on such date or, in the event the Common Stock is listed on a stock exchange or traded on NASDAQ, the Market Price means the closing price on the exchange on such date, as reported in the Wall Street Journal. The Company has the option to pay the interest accrued from the date of issuance to the date of conversion either in cash or in shares of Common Stock.


      The Company may redeem any Debentures for which a Notice of Conversion has not been submitted if the conversion price equals or is less than $1.60 per share by delivering a Notice of Redemption to the holder. However, the holder may still opt to convert any such Debentures into shares of Common Stock by submitting a Notice of Conversion to the Company within three business days of the holder's receipt of the Company's Notice of Redemption.

      The redemption price will be 125% of the principal amount of the Debentures, plus accrued unpaid interest. The Company must pay the redemption price to the holder within ten days from the date of the Notice of Redemption. If the Company fails to make the redemption payment within these ten days, the Company forfeits its right to redeem those Debentures.

      A holder may also require the Company to declare whether it intends to effect a redemption within the following ten days by faxing a notice to the Company. The Company must respond to this notice within 24 hours. If it fails to do so, the Company may not redeem that holder's Debentures during the ten day period commencing 24 hours after the date of the notice from the holder.

      If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and, as a condition of such merger, consolidation or sale, the holders of the Company's Common Stock are entitled to receive stock or securities in another corporation or to receive property in exchange for the Company's Common Stock, then the Debenture may be converted into the kind and amount of stock, securities or property receivable by the holders of the Company's Common Stock pursuant to the transaction. If, within 15 days of the holder's receipt of a notice from the Company advising of a proposed merger, consolidation or sale, the holder has not submitted a Notice of Conversion, then the Company may prepay all outstanding principal and accrued interest and thereby terminate the holder's conversion rights.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      The capital stock of the Company began trading on the system of the National Association of Securities Dealers, Inc. (NASD) known as the OTC Electronic Bulletin Board under the symbol "HVSF" in June 1995 and continues to be traded thereon as of the effective date of this Prospectus and Registration Statement.


      The following table sets forth the range of high and low bid quotations for the Company's capital stock for each quarterly period indicated, as reported by brokers and dealers making a market in the capital stock. Such quotations reflect inter-dealer prices without retail markup, markdown or commission, and may not necessarily represent actual transactions:

                       CAPITAL STOCK
                       -------------
       QUARTER ENDED           HIGH BID*    LOW BID*
       -------------           ---------    --------
       June 30, 1997            $ 6.1875     $ 1.25
       March 31, 1997           $ 8.13       $ 2.50
       December 31, 1996        $ 2.62       $ 0.87
       September 30, 1996       $ 3.31       $ 1.50
       June 30, 1996            $ 7.25       $ 2.19
       March 31, 1996           $16.63       $ 5.25
       December 31, 1995        $14.50       $ 2.75
       September 30, 1995       $ 3.63       $ 1.69
       June 30, 1995**          $ 1.88       $ 0.25

------

 * High and low bid information is provided through June 16, 1997 ** From initial time of trading in June 1995




                               REGISTRATION RIGHTS


      In connection with the Company's private placement of $5,000,000 principal amount of 6% Convertible Debentures on March 21, 1997, the Company was required to prepare and file, within 30 days of such date, a registration statement under the Securities Act for 300% of the number of shares of Common Stock issuable upon the exercise of the Conversion rights calculated as of the time of filing the registration statement and assuming the entire $15,000,000 principal amount of Debentures had been issued. Timely filing of the registration statement has been made. The Company was obligated to use its best efforts to cause the registration statement to become effective by June 19, 1997 and to keep the registration statement effective for two years or until the Selling Securityholder may sell all registerable securities under Rule 144 or until the Selling Securityholder no longer owns any registerable securities, whichever occurs first. The Company is further obligated to register and qualify the securities under such state securities laws as the Investors may request subject to specified limitations. The Company will bear the reasonable expenses of the registration and qualification of the shares under the Securities Act and State Securities laws other than any underwriting discounts and commissions and legal fees in excess of $3,500.



      If the Registration Statement is not effective by June 19,1997 (the "Initial Date"), then the Company must make payments to the Selling Securityholder in such amounts and at such times as determined pursuant to
Section 2(c) of the Registration Rights Agreement, which states that the amount to be paid by the Company to the Selling Securityholder shall be determined as of each Computation Date, and such amount shall be equal to two percent (2%) of the purchase price paid by the Selling Securityholder for the Debenture for the period from the Initial Date to the first Computation Date, and three percent (3%) of the purchase price for each Computation Date thereafter, to the date the Registration Statement is declared effective by the SEC, except to the extent any delay in the effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely, by the Selling Securityholder or its counsel. "Computation Date" means the date which is the earlier of (a) 35 days after the Company is notified by the SEC that the Registration Statement may be declared effective or (b) July 19, 1997, and, if the Registration Statement has not theretofore been declared effective by the SEC, each date which is thirty (30) days after the previous Computation Date until such Registration Statement is so declared effective. Thus, if the registration statement is not effective by June 19, 1997, then for the period from June 20, 1997 to July 19, 1997, the Company must pay to the Selling Securityholder a penalty of $100,000. If the registration statement still is not effective on July 19, 1997, then for the period from July 20, 1997 to August 18, 1997, the Company must pay to the Selling Securityholder an additional penalty of $150,000, and so on.



        The Selling Securityholder has agreed in principle to waive the above penalties if the Company files Amendment No. 1 to the Registration Statement on Form SB-2 on or before June 25, 1997, and if such registration statement becomes effective by July 7, 1997. Timely filing of the amended registration statement has been made.

      Should the above waiver of penalties fail, the Company expects to pay any penalties out of the proceeds of the original sale of the Debentures.



                 POSSIBLE EFFECT OF FUTURE SALES OF COMMON STOCK


      Upon consummation of this offering, the Company will have 27,893,550 shares of Common Stock outstanding, assuming the sale of $15,000,000 principal amount of Debentures, and further assuming the conversion of all the Debentures, at a Market Price (as defined in the Debentures) of the Common Stock of $1.90, the Market Price on June 16, 1997, of which the Common Stock offered hereby will be freely tradable without restriction or further registration under the Securities Act. Most of the remaining Shares outstanding are held by Affiliates (as defined below) of the Company and may only be sold pursuant to an effective registration under the Securities Act, in compliance with the exemption provisions of Rule 144 promulgated under the Securities Act or pursuant to another exemption under the Securities Act, such as Regulation "S". "Affiliates" of the Company include all executive officers and directors of the Company and all other persons that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company.



      In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including an Affiliate of the Company (or persons whose shares are aggregated with an Affiliate) who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then outstanding shares of the issuer's Common Stock or the average weekly trading volume during the four calendar weeks preceding such sale, provided that certain public information about the issuer as required by Rule 144 is then available and the seller complies with certain other requirements. Affiliates must sell such shares in compliance with Rule 144 regardless of the holding period requirement. A person who is not an Affiliate, has not been an Affiliate within three months prior to sale, and has beneficially owned the restricted shares for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.


      No prediction can be made as to the effect, if any, that market sales of Common Stock, including the Conversion Shares, or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely effect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.


           NEVADA LAW AND CORPORATE PROVISIONS AFFECTING SHAREHOLDERS


      The Company's Certificate of Incorporation and By-laws contain certain provisions which may deter, discourage, or make more difficult the assumption of control of the Company by another corporation or person through a tender offer, merger, proxy contest or similar transaction or series of transactions. These provisions include an unusually large number of authorized shares (100,000,000) and the prohibition of cumulative voting. The overall effect of these provisions may be to deter a future tender offer or other takeover attempt that some stockholders might view to be in their best interest as the offer might include a premium over the market price of the Company's capital stock at the time. In addition, these provisions may have the effect of assisting the Company's current management in retaining its position and place it in a better position to resist changes which some stockholders may want it to make if dissatisfied with the conduct of the Company's business. Also, the unusually large number of authorized shares relative to the amount of shares outstanding presents a risk of future dilution to existing shareholders. See "Risk Factors - Barriers to Takeover."


      Furthermore, Section 78.751 of the Nevada General Corporation Law ("NGCL") allows the Company to indemnify any person who is or was made a party to, or is or was threatened to be made a party to, any pending, completed, or threatened action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise. The NGCL permits the Company to advance expenses to an indemnified party in connection with defending any such proceeding, upon receipt of an undertaking by the indemnified party to repay those amounts if it is later determined that the party is not entitled to indemnification.


      The foregoing provisions may reduce the likelihood of derivative litigation against directors and officers and discourage or deter shareholders from suing directors or officers for breaches of their duties to the Company, even though such an action, if successful, might otherwise benefit the Company and its shareholders. In addition, to the extent that the Company expends funds to indemnify directors and officers, funds will be unavailable for operational purposes. See "Risk Factors - Limitations on Liability of Officers and Directors."



                          TRANSFER AGENT AND REGISTRAR

      The transfer agent and registrar for the Common Stock is Nevada Agency and Trust Company, Reno, Nevada.


                     USE OF PROCEEDS FROM SALE OF DEBENTURES

      None of the proceeds from the sale of the Common Stock registered hereunder will accrue to the Company.

      Through private placement, the Company has obtained $5,000,000 of financing in the form of 6% Convertible Debentures. The holder of these Debentures, who is also the Selling Securityholder, has agreed to purchase an additional $10,000,000 aggregate principal amount of Debentures in two tranches of $5,000,000 each commencing not less than 60 days after the effective date of the Registration Statement of which this Prospectus is a part, subject to (i) the effectiveness of the Registration Statement of which this Prospectus is a part, (ii) the continuing material accuracy of specified representations and warranties of the Company to the Selling Securityholder and (iii) the Market Price of the Common Stock for the five trading days prior to the purchase of the tranches exceeds $3.50.

      The Company intends to apply the net proceeds of the Debentures to conclude the process/manufacturing validation, to fulfill FDA requirements for the submission of a New Drug Application and to fulfill the requirements for foreign regulatory approval of PaGE(1), estimated to be $10,000,000 to $12,000,000.

      The Company believes that its existing available resources, the net proceeds of the Debentures, anticipated up-front and milestone payments from strategic distribution partners, and revenues from sales of clinical materials under the IND and for use in overseas clinical trials should be sufficient to fund its operating expenses until it reaches positive cash flow, although there can be no assurance thereof. The amount and timing of expenditures will depend upon the progress of the clinical trials, the terms of any collaborative arrangements entered into by the Company for licensing and distribution, the timing of receipt of regulatory approvals, if any, and other factors, many of which are beyond the Company's control. The Company reserves the right to allocate the net proceeds among the foregoing uses. See "Business - Strategic Alliances, Collaborations and Licenses."

      Pending such uses, the net proceeds will be invested in short-term, interest bearing securities.

                                   CAPITALIZATION


      The following table sets forth, as of March 31, 1997, the actual capitalization of the Company (all of which consists of equity), as adjusted to reflect the sale of an additional $10,000,000 principal amount of Debentures and as further adjusted to reflect the conversion of all Debentures, assuming that the Market Price of the Common Stock on the date of conversion of the Debentures was $1.90, the Market Price on June 16, 1997 and excluding current liabilities of $573,953. On June 16, 1997, the high, low and closing bid prices of the Company's Common Stock, as reported on the OTC Bulletin Board by MASDAQ Trading and Marketing Services, were $1.6875, $1.25 and $1.375, respectively. The net proceeds from the sale of the Debentures are reflected as equity and no debt is reflected with respect to the Debentures in view of the right of the Company to require conversion. See "Description of Securities." "Market Price," as used herein, means the average closing bid price of the Common Stock on the five (5) trading days immediately preceding March 21, 1997 or Conversion Date as may be applicable, as reported by the National Association of Securities Dealers, or the closing bid price on the over-the-counter market on such date or, in the event the Common Stock is listed on a stock exchange or traded on NASDAQ, the Market Price means the closing price on the exchange on such date, as reported in the Wall Street Journal. The table should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus.




                                                            March 31, 1997
                                                                Pro Forma,           Pro Forma,
                                                             Assuming Sale             Assuming
                                                             of Additional           Conversion
                                                Actual          Debentures        of Debentures
                                                ------          ----------        -------------
Stockholders' equity:
   Common stock, $.0001 par value,
     100,000,000 authorized;
     11,403,129 outstanding actual
     and pro forma assuming sale of
     Debentures; 21,271,550
     outstanding pro forma assuming
     conversion of Debentures at
     the Market Price on June 16,
     1997                                  $    11,403        $     11,403         $     19,298
   Additional paid in capital                3,876,287           3,876,287           16,993,392
   6% Convertible Debentures (net)
     - convertible into common stock         4,375,000          13,125,000*                  -0-
   Deficit accumulated during
     development stage                     $(5,039,988)         (5,039,988)          (5,039,988)
         Total Stockholders" Equity          3,222,702        $ 11,972,702         $ 11,972,702
   Stockholders' Equity per Share          $      0.28        $       1.05         $       0.56


-----------------------------------------


* Assumes net proceeds from issuance of the additional $10,000,000 principal amount of Debentures is twice the net proceeds from the issuance of the $5,000,000 principal amount of Debentures.




                 SELLING SECURITYHOLDER AND PLAN OF DISTRIBUTION



      The Selling Securityholder whose Conversion Shares are being registered hereby is Springrange Investment Group Ltd. The Selling Securityholder is a foreign entity with principal place of business located at Road Town, Tortola, British Virgin Islands. The Selling Securityholder does not have a domestic agent for service of process. The Selling Securityholder has no other affiliation with the Company or its officers, directors, promoters or principal shareholders.



      It may be difficult for United States investors to effect service within the United States upon the Selling Securityholder or its officers and directors or to realize in the United States upon judgments rendered against the Selling Securityholder or its officers and directors by courts of the United States predicated upon civil liabilities under the Securities Act of 1933 ("Securities Act") or state securities laws. Except under the circumstances described below, there is substantial doubt as to the enforceability in the British Virgin Islands against the Selling Securityholder or any of its officers and directors, in original actions or in actions for enforcement of judgments rendered by United States courts, of liabilities predicated solely on the Securities Act or state securities laws.



      The Company has been informed by Krieger & Prager, Esqs., counsel to the Selling Securityholder, that in its opinion, a judgment of a court of the United States predicated solely upon civil liabilities under United States federal securities laws may be enforceable in the British Virgin Islands by a British Virgin Islands court against a British Virgin Islands resident as a foreign judgment if the resident had been served while present in the foreign jurisdiction or had voluntarily submitted to the foreign court's jurisdiction by agreement or by attornment, or if the foreign jurisdiction had a real and substantial connection with the subject matter of the proceedings. Any recovery under such foreign judgment would be payable in any currency the parties agree upon. A foreign judgment is not enforceable in the British Virgin Islands if procured by fraud, if there was a failure of natural justice, if the procedure of the foreign court was unfair, if enforcing the foreign judgment would be contrary to the public policy of the British Virgin Islands or if the foreign judgment was not a final judgment.


      As of the date of this Prospectus, the Selling Securityholder owned $5,000,000 principal amount of 6% Convertible Debentures, had committed to purchase an additional $10,000,000 of Debentures, and held no shares of Common Stock. Upon conversion of the Debentures, the Selling Securityholder will acquire shares on the basis set forth in the following paragraph, provided however, that the Selling Securityholder can never own more than 4.9% of the outstanding shares. (See note(1), in Common Stock Ownership of Certain Beneficial Owners and Management.)


      The Company has agreed to register the public offering of the Selling Securityholder's shares of Common Stock under the Securities Act and to pay all expenses in connection therewith other than brokerage commissions and discounts in connection with the sale of the Conversion Shares and the expenses of counsel for the Selling Securityholder in excess of $3,500. The aggregate number of Conversion Shares that may be offered and sold pursuant to this Prospectus by the Selling Securityholder will be determined by how many shares are issued upon conversion of the Debentures, which will be determined by the conversion price applicable to the Conversion Shares. See "Description of Securities." The conversion price for a Conversion Share will be the lesser of the Market Price (as defined in the Debentures) on March 21, 1997, which was $6.525, and 80% of the Market Price on the Conversion Date of the Debenture with respect to such share. Assuming that the Market Price on the date of Conversion is $1.90 (which is the Market Price calculated as of June 16, 1997) with respect to all the Debentures, and that all the Debentures are converted, the aggregate number of Conversion Shares issued would be 9,868,421, and if all the Conversion Shares are sold, the Selling Shareholder would have no beneficial interest in the Common Stock of the Company, assuming that the Selling Shareholder did not acquire a beneficial interest in the Common Stock of the Company otherwise than through the conversion of the Debentures.



      The Selling Securityholder's Shares may be offered and sold from time to time as market conditions permit, provided that a registration statement covering such Shares is effective at the time of such offer and/or sale. Under
Section 10(a)(3) of the Securities Act of 1933, as amended, when a prospectus is used more than nine months after the effective date of the registration statement, the information contained therein must be as of a date not more than 16 months prior to such use.



      The Selling Securityholder's Shares may be offered and sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Selling Securityholder's Shares may be sold by one or more of the following methods, without limitation: (i) a block trade in which a broker or dealer so engaged will attempt to sell the share as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its accounts pursuant to this Prospectus; (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (iv) transactions between sellers and purchasers without a broker or dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholder may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Selling Securityholder in amounts to be negotiated. Such brokers and dealers and any other participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales.

                             DESCRIPTION OF BUSINESS

      The Company was incorporated under the laws of the State of Nevada on January 13, 1987 with the name of Witch Doctor Bones, Inc. On August 12, 1987, the Company qualified a public offering under Rule 504 of Regulation D of the Securities Act of 1933, as amended, with the Secretary of State of Nevada. On June 17, 1988, the Company changed its name to Careyward, Inc. and authorized a forward split of ten (10) shares for one (1).

      On October 18, 1993, the Company acquired Grant City Corporation by a merger. As a result thereof, 50,000 shares were issued which carried two classes of warrants. Class A warrants entitled the holder to purchase stock at $8.00 per share and the Class B warrants entitled the holder to purchase stock for $10.00 per share. The warrants could only be exercised if a registration statement was in effect filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. No such filing has been made by the Company. Both classes of warrants have been redeemed by the Company at $0.001 per warrant with twenty (20) days written notice. Thus, the warrants have been canceled.

      On January 6, 1994, the Company entered into an Asset Purchase Agreement with Bio-Sphere Technologies, Inc. ("BTI") whereby the Company acquired intellectual property rights relating to prostaglandin microsphere delivery in exchange for 2,856,000 shares of the Company's Common Stock. As a result of this transaction, the Company became a subsidiary of BTI.

      On January 18, 1994, the name of the Company was changed to The Male Edge, Inc. On May 10, 1994, the name of the Company was changed to Harvard Scientific Corp.

      The Company is a development stage bio-pharmaceutical company engaged in the development of a product for the treatment of male erectile dysfunction. On February 13, 1996, the Company received an assignment of an application for a patent identified as Application Serial No. 08/573408, filed December 15, 1995, for an invention "PGE-1 Containing Lyophilized Liposomes For Use In The Treatment of Erectile Dysfunction." The assignment was made by the holder of the application, BTI, which owns a majority of the Company's issued and outstanding stock. The assignment states that BTI sold, assigned, transferred and set over to the Company "the entire right, title and interest" in the application for the PGE-1 invention. The Company understands this to mean that the assignment in question is exclusive. The Company also filed an application for a European Patent in December 1996.


      The Company's principal product, PaGE(1), is a lyophilized liposomal formulation of Prostaglandin E-1 ("PGE-1") in which the PGE-1 is encapsulated in liposomes and then lyophilized (freeze dried). This provides the product with stability, the shelf life of which is expected to exceed three years at room temperature. The lyophilized material is reconstituted through the use of a non-irritating dilute detergent, which lyzes the liposomes, releasing the PGE-1 into solution. This solution is then applied via the urethral meatus (the opening at the end of the urethral tract at the tip of the penis).



      PGE-1 is an oxygenated, unsaturated cyclic fatty acid which occurs naturally in all cells of the body. It has already been approved by the FDA for therapeutic use as an intravenous infusion in newborn babies with congenital heart defects. PGE-1 has also been approved by the Food and Drug Administration ("FDA") for the treatment of male erectile dysfunction, as an injection and as an intra-urethrally administered pellet. However, the use of the specially formulated detergent to lyze the liposomes and the lyophilizing of the liposome-encapsulated PGE-1 require full registration of PaGE(1) with the FDA as a new drug. Accordingly, the Company filed an Investigative New Drug ("IND") application with the FDA in May 1996. PaGE(1) has undergone a Phase I clinical study, the results of which indicated the possible benefits of such therapy and provided the Company with sufficient information for the recommendation of two doses of the product to be developed for marketing, as well as an indication of the safety of the product. The study's results were presented at a Podium Session of the annual American Urology Association meeting in New Orleans in April 1997. The Session was attended by approximately 500 urologists and interested persons, and the Company believes that the presentation was well received and interpreted comments on the data positively.

      The Company continues to qualify products in development within BTI to determine safety, effectiveness, market potential, and time and cost to commercialization. In addition, the Company is looking into existing pharmocological agents of other pharmaceutical companies which could be made more effective by utilizing the Company's delivery system technology. As of this date, the Company is concentrating its personnel and financing resources exclusively on its erectile dysfunction treatment and has no immediate plans to add additional products to the Company's commercialization and marketing efforts. BTI has no obligation to make products it develops available to the Company other than pursuant to its express obligations referred to in this Prospectus.



                                   THE MARKET

      Male erectile dysfunction ("ED") occurs when there is a persistent inability to achieve an erection sufficient to permit sexual intercourse. It is not a loss of desire or the ability to experience orgasm. In about 60% of cases a medical condition such as diabetes, vascular disease, high blood pressure or a neurological disorder is found to be interfering with the erection process. An estimated additional 25% of cases occur due to medications such as anti-hypertensive medications. Smoking and excessive drinking of alcohol may also contribute to the condition. The remaining 15% of cases may have some form of psychological difficulty, including anxiety and stress. Often there is a combination of factors at work.




      According to the Consensus Report of the American Medical Association, ten to twenty percent of men in the United States suffer from erectile dysfunction. The market for treatments for ED, such as PaGE(1), is expected to grow over the next few years as more men become comfortable with the fact that ED is treatable. The aging of the male population as the so-called "Baby Boomers" enter middle age is also expected to expand the market, since incidence of ED is likely to increase with a man's age.


      PaGE(1) treats ED in the following manner: The intra-urethrally applied PGE-1 is absorbed across the urethral mucosa into the corpus spongiosum. Some of the dose enters the corpora cavernosum, while some of the dose goes into pelvic veinous circulation. The half life of PGE-1 varies from 30 seconds to 10 minutes, although intra-urethrally administered product is barely discernable in circulation. Alprostadil, another component of PaGE(1) which is already approved by the FDA, causes the smooth muscle in the penile corpora to relax and dilates the arteries. This results in rapid filling of the corpora with blood, which causes the compression of corporal sinusoids against the tunica albuginea, impeding venous outflow. The result is the development of an erection.



                                   COMPETITION


      The market for treatment of ED is emerging and evolving and is characterized by an increasing number of entrants. The company faces competition from a number of existing and potential competitors. Pharmacia/ Upjohn, Schwartz Pharma and Senetek each produce PGE-1 in injectable formulations. Upjohn's product has received regulatory approval worldwide, Schwartz Pharma's product is approved for use in Europe, and Senetek's product has received FDA approval for sale in the United States.


      The product most similar to the Company's product is produced by Vivus. It consists of a pellet containing PGE-1 which is released into the urethra via the specialized MUSE(R) device designed specifically for this purpose. This product has the potential for side effects, including dizziness, drop in blood pressure and pain at application.

      There are tablet formulations of erectile dysfunction products (phentolamine and sildanafil) currently in Phase III of clinical testing. The tablet formulations have potential benefits for patients who suffer from mild dysfunction problems. However, they could present various undesirable side effects which must be overcome. Pfizer and Zonagen are the two known competitors developing tablet formulations.

      Another competitor, Macrochem is currently undertaking Phase I clinical trials of a topical solution containing PGE-1.

      Other forms of competition are penile implants and vacuum pumps. However, the Company anticipates that the market for these devices will decline with the increasing awareness of various drug formulations which provide a more natural erection.

      Although the Company is not aware of any additional technologies or products which are functionally similar to those of the Company currently under development, there can be no assurance that such technologies or products will not be developed or that other companies with the expertise or resources that would encourage them to attempt to develop or market competing products will not develop new products directly competitive with PaGE(1). Some of the Company's competitors and potential competitors have well-established reputations for success in the development, sale and service of biopharmaceuticals and have substantially greater financial, technical, personnel and other resources than the Company, enabling them to undertake clinical testing of products, obtain regulatory approvals and manufacture and market pharmaceutical products in response to competitors seeking to market new products and enter into new markets. In addition, there can be no assurance that the Company can complete clinical testing of PaGE(1), obtain regulatory approvals and commence commercial-scale manufacturing in a timely manner to be effectively competitive.


                          PRODUCTION AND MANUFACTURING

      The Company's product will be manufactured by two third party manufacturers located in Southern California. The manufacturers will produce the Company's product per the Company's directions and specifications and deliver the product to the Company. The Company sees no reason to acquire the equipment necessary for production at this time and anticipates utilizing its existing current arrangement with outside laboratories for the manufacturing of its products for distribution.


      The Company anticipates that the ingredients from which PaGE(1), will be manufactured will be supplied by Sigma Chemical Company, Austin Chemical Co., Inc., Spectrum Chemical Company, Interchem Corporation and West Company.



      The Company is not aware of any environmental issues related to the use of disposal of its product. The chemistry involved produces no damaging effects on human, animal or plant life if exposed to the general population's air, water or soil supply. The Company's previous manufacturer, Collaborative Laboratories, did not disclose or relate any information indicating that the manufacturing process would produce any environmentally harmful by-products.



                                    MARKETING


      The commercial success of PaGE(1) will require acceptance by urologists, family practitioners with a significant elderly male clientele, medical doctors practicing as sex therapists and the medical community as a whole. Such acceptance will depend in large part on the results of clinical trials and the conclusion by these physicians that PaGE(1) is a safe, cost-effective and acceptable method of treatment. Accordingly, achieving market acceptance for PaGE(1) will require substantial marketing efforts and expenditure of significant funds to educate doctors, pharmacists, and the public about what the Company believes are the advantages and benefits of PaGE(1). To that end, the Company is currently negotiating distribution agreements with major international pharmaceutical companies delivering the United States, European and South American market. As is customary in the biopharmaceutical industry operating in these markets, the Company anticipates that these distribution agreements will provide for the distributor to pay the Company up-front licensing fees and milestone payments. In addition, the distributor will be responsible for the costs of registration and/or FDA approval and validations. Despite these arrangements, the Company expects to expend over $3 million over the first few years of launch in marketing support activities. Based on market studies undertaken by the Company, it expects that sales of PaGE(1), both in the United States and internationally, may generate material revenues to the Company by the end of 1999.

                                    EMPLOYEES



      As of June 15, 1997, the Company had five full time employees. These full time employees are engaged in management and administrative activities. Of the Company's officers and directors, two (Don Steffens and C. Thomas Walters) are full-time employees of the Company. As of the date of the filing of this prospectus and registration statement, no written employment agreements were in place with regard to any of these employees. None of the Company's employees is subject to a collective bargaining agreement, and the Company believes its relations with its employees are good. In addition, from time to time, the Company elicits the services of management and technical staff from its parent company, Bio-Sphere Technology, Inc. ("BTI"). The Company reimburses BTI for time contributed directly by its employees in providing technical and scientific services and assistance to the Company.



                              GOVERNMENT REGULATION

      The Company is subject to various FDA regulations which govern or influence the research, testing, manufacture, safety, labeling, storage, recordkeeping and advertising and promotion of pharmaceutical products, biologics, and Class II devices. The Company believes it is in substantial compliance with all material federal and state laws and regulations. There can be no assurance, however, that the Company will be able, for financial and other reasons, to comply with applicable laws, rules and regulations. Failure or delay by the Company to comply with FDA regulations or other applicable regulatory requirements could subject the Company to civil remedies, including fines, suspensions, delays of approvals, injunctions, recalls or seizures of products, operating restrictions, as well as potential criminal sanctions, which could have a material adverse effect on the Company.

      The Company's research, development, clinical trials, manufacturing and marketing of PaGE(1) are subject to extensive, rigorous and frequently changing regulatory review process by the FDA and other regulatory agencies in the U.S. and various foreign countries. The process of obtaining and maintaining required regulatory approvals is lengthy, expensive and uncertain. FDA procedures for approval of pharmaceuticals and biologics involve clinical testing which occurs in three phases to demonstrate the safety and efficacy of the product. Phase I clinical trials consist of testing for the safety and tolerance of the product with a small group of subjects and may also yield preliminary information about the effectiveness and dosage levels of the product. Phase II clinical trials involve testing for efficacy, determination of optimal dosage, and identification of possible side effects in a larger patient group. Phase III clinical trials consist of additional testing for efficacy and safety with an expanded patient group. Upon successful completion of Phase III testing, a New Drug Application ("NDA") can be filed. Approval requires a review of detailed data resulting from the clinical studies, the composition of the drug, the labeling that will be used, information on manufacturing methods, and samples of the products. After the FDA completes its review of the application, the product is typically reviewed by a panel of medical experts, and the applicant is required to answer questions regarding its safety and efficacy. At the recommendation of the panel, an NDA may be granted and the product may then be marketed. After the product has been approved for marketing, Phase IV post-marketing surveillance studies may be required to provide additional data to the FDA for longer term follow-up concerns.


      The Company submitted an Investigative New Drug ("IND") application to the FDA in May 1996 and has concluded its Phase I trial. The results of the Phase I trial were presented to the FDA in April 1997 during the Company's pre-Phase II clinical trial meeting. At this meeting, the FDA confirmed that the clinical trials conducted thus far met the agency's standards and that the Company's proposed delivery device is acceptable. The FDA requested certain additional information regarding the product's stability and chemistry. Regarding the Phase II trial, the FDA recommended that the product's dosage be increased by 50%, that the study's parameters be refined to conform more closely to other equivalent studies, and that certain potential indirect effects of the product's use be more closely monitored. The FDA did not require the Company to perform any further animal studies but also prohibited the Company from making any label claims based on the animal study it had previously conducted, due to the small size of this study.



      Currently, the manufacturing procedure is being scaled up, with assay verification and validation in progress through Gensia Laboratories, located in Irvine, California. The Company anticipates that an NDA will be filed with the FDA in late 1998, assuming adequate data is generated upon conclusion of the clinical trial program.

It is estimated that the costs of competing the above procedures for approval by the FDA will cost $10,000,000 to $12,000,000. The FDA review process could last as long as two years and perhaps be even further extended in the event that the FDA requires additional data.


      The Company expects that certain of its potential products also may be regulated by the FDA as Class II devices upon completion of clinical testing. Class II devices include urological catheters . A Form 510(k) for the catheter to be used with PaGE(1) will be filed with the FDA at the time of the NDA submission. This application must contain data demonstrating the safety of the product for human use, as well as information on manufacturing processes and procedures.


      There can be no assurance that FDA or other regulatory clearance will not take longer than currently anticipated because of delays, problems or unforeseen safety difficulties. Failure to obtain FDA approval would prevent the Company from marketing PaGE(1) in the U.S. which would have a material adverse effect on the Company's business, financial condition and results of operations. Even if regulatory approval is obtained, a marketed pharmaceutical product and its manufacturer are subject to continuing regulatory review, and discovery of previously unknown problems or amendments to existing statutes or regulations or the adoption of new statutes or regulations could result in restrictions on such product or manufacturer, including withdrawal of the product from the market. In addition, the FDA requires submission of a pre-market approval ("PMA") notification for any change or modification to a previously marketed product that significantly affects safety or effectiveness.


      At present, the Company also plans to distribute PaGE(1) in Europe and South America, and Management believes that such distribution may generate material royalty revenues by 1999. However, such distribution of the Company's products outside the United States will also be subject to extensive government regulation. These regulations, including the requirements for approvals or clearance to market, and the time required for regulatory review and the sanctions imposed for violations, vary from country to country. There can be no assurance that the Company will obtain regulatory approvals in such countries or that it will not be required to incur significant costs in obtaining or maintaining its foreign regulatory approvals. Failure to obtain necessary regulatory approvals, the restriction, suspension or revocation of existing approvals or any other failure to comply with regulatory requirements would prevent the Company from marketing PaGE(1) in such foreign country or countries, which would have a material adverse effect on the Company's business, financial condition and results of operations.


      The manufacturing processes of the Company's product will be subject to certain regulatory guidelines. These guidelines are laid down by the FDA. All pharmaceutical manufacturers must conform to these guidelines. The FDA inspects these facilities on a regular basis and any deficiencies are notes. The facility must correct those deficiencies within a finite period of time.


      Any new pharmaceutical facility must go through a strict inspection by the FDA, in a full audit, and then adhere to the guidelines. Any facility not adhering to these guidelines is subject to FDA regulatory action.


                           COLLABORATIVE ARRANGEMENTS

      The Company operates as a "virtual company" and relies on subcontracting and collaborative arrangements for its research and development, manufacturing, clinical trial and marketing operations. Since January 1994, when BTI acquired the majority of the Company's Common Stock, the Company has relied extensively on management, technical and financial services provided by BTI.

      The Company has paid BTI for the PaGE(1) patent application, as well as licensing and distribution agreements and utilization of its scientific and technical personnel, with Company stock. The Company initially issued 714,000 shares (as currently restated) to BTI in January 1994 for the intellectual rights to the product with the stipulation that the company pay for and effect a patent application. The Company was not able to fund the patent process. In order to protect its primary assets, a reorganization agreement between BTI and the Company was structured in 1995 and culminated in November whereby BTI received 6,138,500 additional shares of the Company for funding the patent application and other benefits to the Company mentioned above.

      The Company reimburses BTI for the time contributed by its employees. The Company paid Bio-Sphere Technology, Inc. $40,501 in overhead expenses incurred in 1994, $67,979 in 1995 and $80,000 in 1996.

      Furthermore, the Company intends to continue to seek and enter into collaborative arrangements with pharmaceutical distribution concerns to eventually distribute PaGE(1).


                                LEGAL PROCEEDINGS


1. Harvard Scientific Corp. v. Nevada Agency and Trust Company and Thomas E. Waite & Associates, Case No. CV96-0495, Second Judicial District Court of Nevada, County of Washoe, filed August 2, 1996. This action involved a dispute over performance of an agreement between the Company and a consultant, Thomas E. Waite & Associates ("Waite"), who had been issued 350,000 shares of Common Stock in exchange for services to be performed by Waite. Those services involved obtaining the financing for the Company. In this action, the Company claimed that Waite had not performed those services and had breached its agreement with the Company. Nevada Agency and Trust Company, the Company's transfer agent, was included as a defendant in order to enjoin the transfer of the 350,000 shares which had been issued to Waite. The Company sought to recover damages for Waite's breach of contract and obtain a declaratory judgment declaring the agreement between the Company and Waite null and void, and canceling the shares issued to Waite.



      This action was settled amicably between the parties and is no longer pending. Under the terms of the settlement agreement, the Company acquiesced in the transfer of the 350,000 shares of Common Stock to Waite and issued an additional 568,750 shares to Waite. See Note 10 to Financial Statements.



      2a. Harvard Scientific Corp. v. Ailouros Ltd., Case No. CV-N-97-00088-HDM, Second Judicial District Court of the State of Nevada, County of Washoe, filed February 6, 1997, removed to United States District Court for the District of Nevada. This action concerns 7% Convertible Debentures ("7% Debentures") in the aggregate amount of $150,000 the Company issued to the defendant in June 1996 under the provisions of Regulation "S" promulgated under the Securities Act. The Company claimed the defendant had breached its contract with the Company regarding the terms of resale for the 7% Debentures and conversion shares issued pursuant thereto and that the defendant had breached its duty of good faith and fair dealing in connection with the entering into and performance of the agreement underlying the 7% Debentures. The Company also alleged that an accord and satisfaction had been reached between the parties on their dispute, and that such accord and satisfaction should be enforced by the Court. The Company also sought damages for the breach of the underlying contract terms.



      On or about March 10, 1997, the Company filed an amended complaint which added a cause of action seeking to have the 33,333 shares previously issued to Ailouros upon conversion of $25,000 of the 7% Debentures, as well as any shares which may be issued to Ailouros in the future pursuant to the 7% Debenture agreement which is the subject of this action, be issued pursuant to the requirements of Regulation S due to the fact that at the time the Company entered into its agreement with Ailouros, the Company's Form 10 filing had not yet become effective and therefore the Company was not a reporting company.



      2b. Ailouros Ltd. v. Harvard Scientific Corp., Case No. CV-N-97-00089-ECR, United States District Court for the District of Nevada, filed February 13, 1997. In this action Ailouros claimed that the Company had breached the 7% Debenture agreement which is the subject of the action brought by the Company against Ailouros referred to above. Ailouros claimed it is entitled to 263,225 shares of the Registrant's common stock and/or is entitled to damages in the amount of $2,000,000. Ailouros sought to have its suit against the Company and the Company's suit against Ailouros consolidated. The Company does not oppose such consolidation.



      As of June 16, 1997, Ailouros and the Company agreed in principle to settle all litigation between the parties. The settlement agreement is currently being drafted and will require the parties to maintain confidentiality regarding the settlement terms, although in anticipation of such agreement, 450,000 shares of the Company's common stock have been issued to Ailouros.



      3a. Harvard Scientific Corp. v. D. Weckstein and Co., Inc., and Donald E. Weckstein, Case No. CV-97-00806, Second Judicial District Court of Nevada, County of Washoe, filed February 10, 1997. This action involved an agreement between the Company and defendant consultants (collectively "Weckstein"), pursuant to the terms of which Weckstein agreed to help the Company obtain financing in exchange for 25,000 shares of the Company's common stock. In this action, the Company alleged that Weckstein breached their agreement to help the

Company obtain financing and/or were negligent in performing their duties in helping the Company obtain financing. The complaint also alleged that Weckstein breached the covenant of good faith and fair dealing and misrepresented their expertise, know-how, contacts and experience in order to induce the Company to enter into the agreement that is the subject of this action.



      3b. D. Weckstein and Co., Inc. v. Harvard Scientific Corp. and Thomas E. Waite & Associates, Inc., Index No. 97-103324, Supreme Court of New York, County of New York, filed February 18, 1997. In this action, Weckstein claimed that the Company breached the same agreement which is the subject of the action filed by the Company against Weckstein in Nevada. Weckstein also sought damages against Thomas E. Waite & Associates, claiming that Thomas E. Waite & Associates tortiously interfered with the agreement between the Company and Weckstein. Weckstein also sought damages for alleged fraud on the part of Thomas E. Waite & Associates, in connection with its dealings with Weckstein.



      Weckstein also brought a cause of action against the Company for "abuse of process" in connection with the filing of the Nevada action brought by the Company against Weckstein. In this claim, Weckstein asserted that the Nevada Court has no personal jurisdiction over either of the defendants to the Nevada action, and that the Company brought the action in Nevada simply to inconvenience Weckstein.



      This suit and countersuit has been settled amicably between the parties and is no longer pending. Under the terms of the settlement agreement, the Company caused 35,000 shares of the Company's common stock to be delivered to Weckstein.



      4. Rex Morden v. Harvard Scientific Corp. and Does I through X, Case No. A371111, District Court of Nevada, County of Clark, filed March 17, 1997. In this action, the plaintiff, a former officer of the Company, alleged that the Company failed to pay when demanded the principal amount and accrued interest of a Promissory Note executed by the Company on March 1, 1995 and due on demand. The plaintiff sought damages of $42,275 (the alleged principal amount of the Note) plus interest accrued at the rate of 8% per annum. The plaintiff also sought attorneys fees and costs.



      This litigation has been settled amicably between the parties and is no longer pending. Under the terms of the settlement agreement, the Company paid Morden $43,775.



      5. Neil Armstrong v. Harvard Scientific Corp., Don Steffens, Dr. Jackie R. See, Ian Hicks, and Does I through X, Case No. A371879 District of Nevada, County of Clark, filed April 4, 1997. In this action, the plaintiff, a former officer and director of the Company, alleges that the Company breached the terms of an employment agreement he alleges he had with the Company. The plaintiff alleges that the Company wrongfully terminated his employment with the Company and that the other defendants conspired with one another to wrongfully terminate his employment with the Company. The complaint seeks compensatory damages, punitive damages and reasonable attorneys fees and costs in a total amount exceeding $10,000. This litigation remains pending.



      In addition to these lawsuits, the Company is negotiating with its European marketer, Pharma Maehle, to terminate its licensing and marketing agreement.

                             SELECTED FINANCIAL DATA


            The following selected financial information is derived from the Company's Audited Financial Statements, unless other wise indicated. The financial statements for the years ended December 31, 1996 and 1995 have been audited by Dale McGhie, independent certified public accountant, as set forth in his report thereon appearing elsewhere herein. Mr. McGhie's report includes an explanatory paragraph stating that, in light of the recurring losses suffered by the Company, its continued existence depends upon its ability to resolve its liquidity problems.


      Certain other financial data has been derived from unaudited financial statements prepared by the Company. The selected financial data presented below should be read in conjunction with the Company's Audited Financial Statements, including the notes thereto, contained in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Historical results are not necessarily indicative of the results of operations which may be expected in the future.


Statement of Operations Data:


                                      For the Three Months
                                         Ended March 31,                      For the Year Ended December 31,              Inception
                                         ---------------                      -------------------------------             1/31/87 to
                                      1997             1996                                                                 12/31/96
                                   (Unaudited)      (Unaudited)             1996             1995             1994       (Unaudited)
                                   -----------      -----------             ----             ----             ----       -----------
Net Sales                                - 0 -      $    26,959      $   181,000            - 0 -            - 0 -      $   187,387
Cost of Sales                            - 0 -           85,675          216,870            - 0 -            - 0 -          221,557
                                  ------------      -----------      -----------      -----------      -----------      -----------
     Gross Profit (Loss)                 - 0 -          (58,716)         (35,870)           - 0 -            - 0 -          (34,170)

Operating Expenses:
   General and
   Administrative (note 7)           1,856,154          287,148        1,244,272          434,320          324,699        2,040,870
   Research and
   Development (notes 7
   and 9)                                  377           38,529          109,553          194,965          124,366          428,884
   Depreciation and
   Amortization (notes 3
   and 7)                                4,330           10,247           41,472           39,550           38,872          120,634
                                  ------------      -----------      -----------      -----------      -----------      -----------
     Total Operating Expenses     $  1,860,861          335,924        1,395,297      $   668,835      $   487,937        2,590,388
                                  ------------      -----------      -----------      -----------      -----------      -----------
     (Loss) from Operations         (1,860,861)        (394,640)      (1,431,167)        (668,835)        (487,937)      (2,624,558)
                                  ------------      -----------      -----------      -----------      -----------      -----------

Other Income (Expenses):
   Settlements (note 10)                 - 0 -            - 0 -         (494,813)           - 0 -            - 0 -         (494,813)
   Interest Income                       - 0 -            - 0 -            - 0 -            - 0 -            - 0 -              397
   Interest Expense                    (13,341)          (1,612)         (12,964)          (7,620)          (1,727)         (22,312)
   (Loss on disposition
   of marketable securities              - 0 -            - 0 -            - 0 -            - 0 -            - 0 -          (24,500)
                                  ------------      -----------      -----------      -----------      -----------      -----------
     Total                             (13,341)          (1,612)        (507,777)          (7,620)          (1,727)        (541,228)

Net (Loss)                        $ (1,874,202)     $  (396,252)     $(1,938,944)     $  (676,455)     $  (489,664)     $(3,165,786)
     (Loss) Per Common Share      $      (0.18)     $     (0.05)     $     (0.21)     $     (0.29)     $     (0.34)
Weighted Average Shares
   Outstanding                      10,308,240        8,757,903        9,022,404        2,333,839        1,421,563


Balance Sheet Data:

                                    March  31, 1997          December 31,
                                      (Unaudited)            ------------
                                      -----------
                                                           1996             1995
                                                           ----             ----
Cash and Prepaid Expenses             $3,717,023      $   1,565       $1,224,560
Total Assets                          $3,796,656      $  85,527       $1,349,080
Total Current Liabilities             $  573,953      $ 535,223       $  664,727
Total Stockholders' Equity            $3,222,703      $(449,696)      $  684,353

            MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION


      The discussion contained in this Item 6 is "forward looking", as that term is identified in, or contemplated by, Section 27A of the Securities Act and
Section 21E of the Exchange Act. Accordingly, actual results may materially differ from projections. Additional information concerning factors that could cause actual results to differ materially is readily available in this item.

OVERVIEW:


      Harvard Scientific Corp., is a bio-pharmaceutical development company. The Company's corporate objective is to utilize medically researched and developed drug substances, determine the ability of these substances to be encapsulated in liposomes and to determine the potential market for such products. The company will ensure development, regulatory testing and Federal Drug Administration
(FDA) processing to the point of distribution. The Company is currently working on only one product--a therapeutic treatment for male erectile dysfunction. The Company presented the results of its Phase I clinical study to the FDA in April 1997 as part of its pre-Phase II clinical trial meeting. During 1994, 1995 and 1996, the Company's activities consisted primarily of raising capital, identifying a core management team, developing a patent application, concluding manufacturing scale up and initial clinical trials and formulating both a commercialization and clinical development strategy.


      The Company continues to look at other products it can add to its portfolio that it believes has market potential.




      Over the next 12 months, the Company's primary focus will be on continuing clinical trials and product validation to conform to the regulatory process of the FDA. The Company believes that an 18 to 24 month time-line to obtain regulatory approval is the current assumption, but there can be no assurance, if ever, that the product will receive FDA approval in that time span. Additionally, the Company will be identifying and seeking collaborative arrangements with pharmaceutical distribution concerns and/or licensing agreements with companies to eventually distribute the erectile dysfunction product.




      In the next twelve months, the Company has no plans to purchase or sell any significant capital assets in the form of either plant or equipment, with the exception of office equipment and furnishings to effect its administrative activities.


      The Company's future success is dependent upon its ability to raise additional funds to complete the commercialization process for its erectile dysfunction treatment product. In his Report on Financial Statements, the Company's independent auditor has included explanatory language addressing the Company's ability to continue as a going concern. See Note 13 to Financial Statements. In the past, the Company has relied upon the private purchase of its securities by sophisticated investors to raise such funds, and the Company intends to continue this practice in the future. The Company may also obtain these funds through public financing or from other sources such as collaboration agreements. There can be no guarantee that the investors who have been interested in purchasing the Company's securities in the past will be interested in doing so in the future, or that alternative investors will be found or that public financing or collaborative arrangements will be available or will be available on terms satisfactory to the Company.



      It should be noted that although the Selling Securityholder has purchased only $5,000,000 of Debentures as of the filing of this Prospectus and registration statement, the Selling Securityholder has committed to purchasing an additional $10,000,000 of Debentures, in two tranches of $5,000,000 each, subject to certain conditions. See "Use of Proceeds from Sale of Debentures." In addition, the Selling Securityholder may opt to exercise its conversion rights in one lump sum. If the Selling Securityholder converts all or any one tranch of the Debentures and then immediately sells those shares on the market in one lump sum, or in several large amounts, the number of shares issued and outstanding will increase significantly in a very short period of time. This may severely depress the market for the Company's shares. A depressed market for the Company's shares could, in turn, have an adverse impact on the Company's ability to raise funds through public or private sales of its shares.

      Management does not know if the Selling Securityholder will elect to convert the Debentures in such a manner as to obtain the maximum amount of Conversion Shares in one lump sum, or whether it would then immediately attempt to sell all of the converted shares at one time.



      Failure to obtain adequate financing could cause a delay or termination of the Company's product development and marketing efforts.



RESULT OF OPERATIONS:

FOR THE PERIOD FROM JANUARY 13, 1987 (INCEPTION) THROUGH DECEMBER 31, 1993:


      The Company was in the development stages and had limited operating revenues since its inception on January 13, 1987. During this period, the Company's activities consisted primarily of reviewing business opportunities and acquisitions, as well as maintaining the business entity. During 1987 and 1988, the Company realized limited revenues from wholesaling activities unrelated to its current planned operations. The Company had no operational activity form fiscal years 1989 through 1993 and all expenses incurred during that period were related solely to maintaining the entity and reviewing possible business opportunities. Therefore, the Company has had a limited history of operation. From January 13, 1987 through December 31, 1993, the Company had an accumulated deficit of $60,722.



FOR THE YEAR ENDED DECEMBER 31, 1994:

      On January 7, 1994, the Company acquired intellectual property rights from Bio-Sphere Technology, Inc. for the treatment of male erectile dysfunction. The Company issued 2,856,000 shares (714,000 shares as currently restated) to acquire this technology. Subsequently, the Company offered a private placement memorandum to qualified investors to fund the further development and commercialization of this product. The capital raised totaled $354,150 net of issuance cost during this period.

      At this same time, the Company investigated and eventually acquired an additional intellectual property and technology related to whole blood rapid testing for viruses, particularly the HIV virus. At the time, the Company felt the addition of this new product line was valuable to the Company in two ways. First, the technology was qualified as the best available testing device for both accuracy and ease of use in the marketplace. Second, it provided the Company with diversity in its potential product line, reducing the risks associated with a single product company.

      In July of 1994, the Company purchased the property rights to the HIV testing technology that would permit the improvement of the existing product of the Disease Detection International and Trinity Biotech, Ltd. companies. The Company issued 1,340,000 shares (335,000 shares as currently restated) to three individuals for those property rights. Two of those individuals were directors and the third was the son of one of the directors of the Company.

      In July 1994, the Company entered into a joint venture research and development agreement with Disease Detection International, Inc., a Delaware corporation, and its current parent, Trinity Biotech, Ltd., an Irish corporation, for the improvement and enhancement of the rapid whole blood HIV test device. The agreement calls for complimentary marketing rights and a 50/50 split of the profits on any products produced as a result of this agreement. Subsequently, in August of 1994, the two companies signed a marketing agreement further defining the manufacturing, pricing and patent rights to the new product.

      After several months of pre-marketing of this rapid detection device, the Company determined that approval by the marketing authority in the United States was not likely due to adverse psychological reactions by private testing patients. Trinity Biotech, Ltd. terminated the agreements in February of 1995. The Company contributed $34,470 directly to the research and development cost of this product. At this time, the Company has not taken any action in this matter and has abandoned the project with Trinity Biotech, Ltd.

      The Company incurred a net loss for the year ended December 31, 1994 in the amount of $489,664. General and administrative expenses consisted primarily of salaries of corporate officers, directors fees, office staffing accounting, legal and marketing-related expenses, rent and occupancy costs. Research and development cost consisted primarily of reimbursements to our parent company for expenditures to consultants, patent attorneys, lab costs and product sampling materials necessary to formulate the treatment for erectile dysfunction. Inclusive in the Company's research and development for 1994 was the expenditure of $34,470 with regard to the HIV testing research and development program.


FOR THE YEAR ENDED DECEMBER 31, 1995:

      In 1995, the Company experienced an increase in both general and administrative expenses, as well as research and development expenses. The net loss for the year ended December 31, 1995 amounted to $676,455. The total operating expenditures for the two years ended December 31, 1995 represented approximately 97% of the total operating expenses from inception, primarily due to the fact that the Company was not operational prior to that time and all expenses incurred form inception to the end of 1993 were primarily to maintain the Company's status.

      In 1995, the Company's activities centered around raising capital. The Company started the year with a cash balance of $724. The only capital available for most of the year was provided through loans from the Company's directors and others. These moneys were primarily used to attempt to raise investment capital and maintain the corporate entity.

      In November of 1995, the Company exchanged 6,138,500 shares of its common stock with its parent company, Bio-Sphere Technology, Inc. (BTI) for patent assignment necessary to strengthen its position on the treatment of male erectile dysfunction. In addition, BTI assigned licensing and distribution contracts associated with the Company's impotency treatment. BTI agreed to make scientific and technical, as well as to provide management and marketing personnel, available for the Company's use and to assist in raising working capital.

      As a result of this reorganization, the Company raised $831,300, net of issuance cost, on December 29, 1995. These proceeds were used to fund the Company's existing operations and retire a portion of loans and note payables incurred earlier in the year.


FOR THE YEAR ENDED DECEMBER 31, 1996:


      The Company experienced an increase in administrative and general expenses primarily as a result of increased consulting, legal and professional fees. These fees were paid mostly to auditors, attorneys and marketing consultants. In addition, the Company experienced an increase in payroll costs, as it had four employees until December 6,1996, when a management change took place. As a result of this management change, Neal Armstrong, Rex Morden, Stephen M. Goldberg and David F. Miller were removed and Don Steffens and Ian Hicks were appointed as officers and directors of the Company.



      During 1996, the Company's activities centered around continued fund raising efforts and development of the product. The Company submitted an IND to the FDA and concluded a Phase I clinical trial. The Company started the year with a cash balance of $799,466. The Company raised funds though the sale of $500,000 aggregate principal amount of 7% Convertible Debentures ("7% Debentures") in June 1996. The Company received revenues of $181,000 resulting from the supply of its product to its Korean distributor for the conduct of clinical trials and incurred $405,359 in Research and Development and other costs in the production of these goods. See Note 11 to Financial Statements. The Company also incurred $494,813 in costs for legal settlements, based on the fair market value of 568,750 shares issued to Thomas Waite & Associates ("Waite") in settlement of litigation between the Company and Waite. See "Business - Legal Proceedings. The net loss for the year ended December 31, 1996 amounted to $1,938,944.



      The 7% Debentures were sold outside the United States under the provisions of Regulation "S" promulgated under the Securities Act, as follows:

                         PURCHASER                    AMOUNT
                         ---------                    ------
                Ailouros Ltd.                         $150,000
                DJ Limited                            $100,000
                Wood Gundy London Limited             $250,000



      The 7% Debentures bear an interest rate of seven percent (7%) per annum and matured on December 7, 1996. The Debentures are issuable in denominations of $25,000 and integral multiples thereof and, at the holder's request, are exchangeable for an equal aggregate principal amount of debentures of different authorized denominations.



      The holder may convert the 7% Debentures into Common Stock commencing forty-one (41) days after the Closing Date, which was June 10, 1996. The conversion price per share will be 50% of the Market Price on the date of conversion. "Market Price," as used herein, means the closing bid price of the Common Stock on the trading day immediately preceding the Conversion Date, as reported by the National Association of Securities Dealers, or the closing bid price on the over-the-counter market on such date or, in the event the Common Stock is listed on a stock exchange or traded on NASDAQ, the Market Price means the closing price on the exchange on such date, as reported in the Wall Street Journal.



      The Company has the right to force conversion commencing sixty (60) days after the Closing Date. No portion of the interest accrued from the date of issuance to the date of conversion is payable in shares of Common Stock. In addition, each holder of the 7% Debentures has waived the interest accrued from the date of issuance to the date of conversion.



      The Company has the right of first refusal with regard to any proposed sale of the 7% Debentures prior to conversion.



      On August 22, 1996, DJ Limited converted the entirety of its 7% Debenture holdings into 123,076 shares of the Company's common stock. On August 22, 1996, Wood Gundy Limited ("Wood Gundy") converted $125,000 of its 7% Debenture holdings into 153,845 shares of common stock. The remainder of Wood Gundy's holdings of 7% Debentures are still outstanding. On August 15, 1996, Ailouros Ltd. ("Ailouros") converted $25,000 of its 7% Debenture holdings into 33,333 shares of common stock. The remaining $125,000 of 7% Debentures held by were converted into 450,000 shares of common stock on June 12, 1997.




FOR THE PERIOD ENDED MARCH 31, 1997:



      The Company's major transaction during the first quarter of 1997 was the issuance of the 6% Convertible Debentures, which are at the heart of the transaction which is the subject of this registration. The issuance of such Debentures brought $4,375,000 into the Company's general operating account. Indeed, all of the cash generated by the Company's operations during the first quarter of 1997 came from the issuance of the Debentures.



      The Company had no net sales during the first quarter of 1997, and, accordingly, had no cost of sales during that period. The first quarter of 1996 saw net sales of $26,959 and cost of sales of $85,675. Accordingly, gross profit in the first quarter of 1996 was a negative $58,716. The difference in the sales figures for the first quarters of 1997 and 1996 is attributable primarily to the Company's focus on raising investment capital in 1997 as opposed to promotions of the Company's products in 1996.



      During the first quarter of 1997, the Company also experienced a significant increase in operating expenses over what was experienced in the first quarter of 1996. For the first quarter of 1997, total operating expenses were $1,860,861, while in the same quarter in 1996 such expenses were $335,942.



      The primary difference in operating expenses between these two periods comes in general and administrative expenses. General and administrative expense in the first quarter of 1997 were $1,856,154, while in the same quarter of 1996, they were $287,148. General and administrative expense increased in 1997 due to the issuance of the 6% Convertible Debentures in March 1997. The Company paid finders' fees of approximately $750,000 in connection with the investment capital transferred to the Company in exchange for the Debentures. Also, the Company paid legal, accounting and public relations fees of approximately $576,000 during the first quarter of 1997, almost all of which were incurred in connection with, or as a result of, the issuance of the Debentures in March 1997.



      All of the general and administrative expenses incurred in the first quarter of 1997 represent significant increases over such expenses incurred in the first quarter of 1996. Management anticipates that such general and administrative expenses will continue to be incurred in similar amounts throughout 1997 as the Company obtains additional investment capital and expands its operations. The Company also continues to incur legal expenses in connection with litigation in which the Company is involved.



      At the end of the first quarter of 1997, the Company had total assets of $3,796,656. This compares with total assets in the first quarter of 1996 of $514,375. The primary difference between the two periods comes from the cash received in connection with the Debentures issued in March 1997.



      The Company's current liabilities for the first quarter of 1997 also increased significantly over amounts for the same items in the first quarter of 1996. Total current liabilities in the first quarter of 1997 were $573,953 while in the first quarter of 1996 they were $221,274. The primary difference comes from the $250,000 payable in connection with the 7% Convertible Debentures issued by the Company in June 1996.



      The Company also issued shares of its common stock during the first quarter of 1997. During this time, the Company issued a total of 1,520,000 shares in connection with legal and consulting services and for services rendered by officers and directors of the Company. See "Certain Relationships and Related Transactions." The Company anticipates that it will continue the practice of issuing shares of its common stock as compensation for services rendered to the Company.




RISK FACTORS:



      The financial statements of the Company included in this prospectus for the years ended December 31, 1996 and 1995 include an explanatory paragraph stating that, in light of the recurring losses suffered by the Company, its continued existence depends upon its ability to resolve its liquidity problems. See "-Overview" and Note 13 to Financial Statements.


      The Company has identified at least two sources as contract manufacturers for its product. The product under development by the Company has never been manufactured on a commercial scale and there can be no assurance that such a product can be manufactured at a cost or in quantities necessary to make it commercially viable.

      The Company has engaged a clinical research organization to develop and strategize on completing the FDA regulatory process. The Company's long-term success is predicated on the strength of its patent position. The Company is the exclusive assignee of a U.S. patent application for the therapeutic remedy of male erectile dysfunction. The Company relies on trade secrets and unpatented proprietary technology in producing its product.

      The competition for the product of the Company is primarily Upjohn and Vivus and secondarily other treatments for male erectile dysfunction, including penile implants and vacuum systems.

      Another uncertainty is the dependence on key personnel familiar with the manufacturing process. The loss of any of the Company's key scientific personnel could have an adverse effect on the Company's continued product development and business operations.


GENERAL:


      According to the Consensus Report of the American Medical Association, erectile dysfunction in one form or another afflicts nearly 50,000,000 men world-wide. This number is expected to increase as the male population increases its life expectancy and the current "baby boom" generation ages. Erectile dysfunction becomes more prevalent as men get older.


      If the Company's product receives the appropriate regulatory approvals, which is not certain, the Company expects to be able to capitalize on this trend. Estimates of funding needed to pursue the regulatory process run as high as $15,000,000. In the short term, this is likely to retard liquidity as the Company's capital needs will increase.


      The Company expects to obtain capital funds either from the issuance of common stock or debt. It is expected that external sources will be available to provide these funds, but there can be no guarantees of such funding. See "- Overview," "Description of Securities" and "Use of Proceeds from Sale of Debentures." As of the date of this prospectus, the Company has no plans to obtain capital funds other than as described in the above-referenced sections of this prospectus.




          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

DIRECTORS AND EXECUTIVE OFFICERS


      As of June 15, 1997, the directors and executive officers of the Company, their ages, positions in the company, the dates of their initial election or appointment as director or executive officer, and the expiration of the terms as directors are as follows:



--------------------------------------------------------------------------------------
   NAME                        AGE         POSITION (1)      PERIOD SERVED AS DIRECTOR
--------------------------------------------------------------------------------------
   Jackie R. See, M.D. (2)     55       Director                   Since 1-6-94
--------------------------------------------------------------------------------------
   Don Steffens                49       Chief Executive            Since 12-6-96
                                        Officer, President
                                        and Director
--------------------------------------------------------------------------------------
   C. Thomas Walters           60       Chief Financial            Since 5-22-97
                                        Officer and
                                        Treasurer
--------------------------------------------------------------------------------------
   Alexander H. Walker, Jr.    71       Secretary and              Since 5-22-97
                                        Director
--------------------------------------------------------------------------------------



(1) The Company's directors are elected at the annual meeting of stockholders and hold office until their successors are elected and qualified. The Company's officers are appointed annually and as needed by the Board of Directors and serve at the pleasure of the Board.



(2) In his role as consultant, Dr. See acts as the Company's Chief Scientific Officer.



BUSINESS EXPERIENCE:

      JACKIE R. SEE, M.D., F.A.C.C., is a Director of the Company. Dr. See is a cardiologist and the principal investigator of the microsphere technology of "PGE-1-EDT". He received his M.D. from the University of California, College of Medicine (Irvine) in 1968. Dr. See completed his Residency in Internal Medicine at Huntington in 1973. He went on to do research fellowship work in cardiology at Peter Bent Brigham Hospital, Harvard Medical School (Boston). He was an Associate Director of the Foundation for Cardiovascular Research (1968-1984) and a Fellow of the American College of Cardiology since 1980.

      Dr. See is licensed to practice medicine in the States of California and Nevada and is Board eligible by the American Board of Cardiovascular Diseases. He is the author or co-author of more than 60 research articles for various medical publications.





      DON A. STEFFENS is the Chief Executive Officer, President and a Director of the Company. He brings more than 20 years of business management, product development and marketing expertise to the Company. Mr. Steffens has performed an important role in the research, development and manufacturing process of PaGE(1) and has worked with Dr. See in the development and commercialization of a number of other products. Mr. Steffens served as Vice President and Chief Financial Officer of BTI from 1992 until his appointment as Chief Financial Officer, Secretary and Treasurer of the Company in December 1996. Prior to 1992, he served as President of Marina Systems International, Inc., a software development and marketing company based in San Francisco, California; Branch Manager, Litton Industries, Los Angeles, California; and Regional Sales Manager, Victor Business Products, Chicago, Illinois.



      C. THOMAS WALTERS, CPA, is Chief Financial Officer and Treasurer of the Company. He has over 25 years of accounting, financial reporting, international accounting and financial management experience. His B.Sc. degree was obtained from Central Missouri State University, and he is a licensed Certified Public Accountant in the State of California. Prior to his employment with the Company, Mr. Walter served as Manager of Financial Accounting for M/A COM, PHO, a division of M/A COM, Inc, an AMP Company, from 1995 to 1996. From 1991 to 1994, he served as Controller and Chief Financial Officer of JWP Mechanical Services.



      ALEXANDER H. WALKER, JR., Esq. is Secretary and Director of the Company, as well as its corporate counsel. Mr. Walker brings over 40 years of legal experience to the Company. He has served on the Board of Directors of various pharmaceutical, real estate, mining and oil and gas corporations and is the owner and Chairman of the Board of Nevada Agency and Trust Company, which was established in 1903. Mr. Walker received his B.A. from Waynesburg College, Pennsylvania, in 1950 and his J.D. from the University of Pittsburgh School of Law in 1952.

                             EXECUTIVE COMPENSATION


      The following table sets forth information about compensation paid or accrued by the Company during the years ended December 31, 1996, 1995 and 1994 to the Company's officers and directors. None of the Company's Executive Officers earned more than $110,000 during the years ended December 31, 1996, 1995 and 1994:



                           SUMMARY COMPENSATION TABLE



-----------------------------------------------------------------------------------------------------------------------
                                                           Other                      Securities
                                 Salary/                   Annual     Restricted      Underlying                 Other
Name and                       Consulting                 Compen-       Stock          Options/     LTIP        Compen-
Principal Position      Year      Fees         Bonus       sation     Awards (1)         SARs      Payouts      sation
-----------------------------------------------------------------------------------------------------------------------
JACKIE R. SEE           1996    $104,000        None         None       350,000          None        None          None
(2)                     1995    $ 16,000        None         None        20,000          None        None          None
Director of             1994        None        None         None       790,000          None        None       $26,000
Research
-----------------------------------------------------------------------------------------------------------------------
IAN HICKS (3)           1996        None        None         None       250,000          None        None       $16,440
CEO & President         1995        None        None         None          None          None        None          None
                        1994        None        None         None          None          None        None          None

-----------------------------------------------------------------------------------------------------------------------
DON STEFFENS            1996        None        None         None       250,000          None        None          None
(4)                     1995        None        None         None          None          None        None          None
CEO & President         1994        None        None         None          None          None        None          None

-----------------------------------------------------------------------------------------------------------------------
C. THOMAS               1996        None        None         None          None          None        None          None
WALTERS (5)             1995        None        None         None          None          None        None          None
CFO & Treasurer         1994        None        None         None          None          None        None          None

-----------------------------------------------------------------------------------------------------------------------
ALEXANDER H.            1996        None        None         None          None          None        None          None
WALKER (5) (6)          1995        None        None         None          None          None        None          None
Secretary               1994        None        None         None          None          None        None          None

-----------------------------------------------------------------------------------------------------------------------



(1) The number and value of aggregate restricted stock holdings of officers and directors as of December 31, 1996 was 1,345,000 shares worth $808,750. All of the restricted stock awards vest at the time that they are granted. No dividends will be paid on the restricted stock.



(2) Dr. See is not an employee, and all compensation paid to him was as a consultant. His consultancy agreement, which was entered into as of April 1, 1996 and will terminate on March 30, 1999, calls for the Company to pay him a consulting fee of $12,500 per month. In addition, he will be reimbursed for all reasonable and necessary business expenses incurred in the discharge of his consulting duties. Dr. See will also receive a royalty fee equal to two percent (2%) of the net revenues from the sale of PaGE(1) and any other products the Company may produce under Patent Application No. 08/573408. Dr. See will receive these royalty fees for the life of the patent application and any patents that may issue therefrom.



(3) Mr. Hicks was not an employee of the Company during 1994 and 1995, and he is no longer an employee of the Company as of May 14,1997.



(4) Mr. Steffens was not an employee of the Company during 1994 and 1995, and he moved from the positions of CFO, Secretary and Treasurer of the Company, to which he was appointed in 1996, to his current positions of President and CEO as of May 22,1997.



(5) Mr. Walters and Mr. Walker were not employees of the Company during the years above mentioned.



(6) Mr. Walker is not an employee of the Company, although he became counsel to the Company on March 19, 1996. He did not received any cash payment for legal fees and received $600 as reimbursement of expenses in 1996 for his services as counsel.

      In addition to the above, on April 2, 1997, the Company entered into a consulting agreement with David E. Jordan for the provision of financial public relations and other services. According to the terms of this agreement , Mr. Jordan received 200,000 shares of the Company's common stock, as well as a monthly fee of $8,000. Mr. Jordan was also entitled to all agency fees which public relations and/or advertising firms receive when preparing material or placing advertising. Such fees were in addition to the monthly consulting fee. In addition, 1,000,000 shares of the Company's common stock were issued to Mr. Jordan and parties related to Mr. Jordan. The Company terminated this agreement on June 17, 1997 and cancelled the 1,000,000 shares that had been issued to Mr. Jordan and parties related to Mr. Jordan.

       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      The following table sets forth certain information as of June 15, 1997 and as adjusted to reflect the sales of Common Stock offered hereby (estimated as 9,868,421 shares for the purposes of calculation, see "Selling Securityholder and Plan of Distribution") by (i) each Director and Executive Officer of the Company, (ii) all directors and officers as a group and (iii) each person known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock:




-----------------------------------------------------------------------------------------------------------
                                                AMOUNT AND
                                                 NATURE OF
                    NAME AND ADDRESS OF         BENEFICIAL                PERCENTAGE OF OUTSTANDING
TITLE OF CLASS       BENEFICIAL OWNER          OWNERSHIP (1)               SHARES OF COMMON STOCK
-----------------------------------------------------------------------------------------------------------
                                                                 BEFORE OFFERING         AFTER OFFERING (2)
===========================================================================================================
Common Stock    Dr. Jackie R. See              11,202,500 (3)         62.2%                    40.2%
                100 N. Arlington
                Suite 23-P
                Reno, NV 89501

-----------------------------------------------------------------------------------------------------------
Common Stock    Ian Hicks (5)                     250,000              1.4%                     0.9%
                5967 Jacaranda Lane
                Yorba Linda, CA 92887

-----------------------------------------------------------------------------------------------------------
Common Stock    Don Steffens (6)                1,250,000              6.9%                     4.5%
                100 N. Arlington
                Suite 23-P
                Reno, NV 89501

-----------------------------------------------------------------------------------------------------------
Common Stock    C. Thomas Walters (7)                  -0-             0.0%                     0.0%
                17992 Mitchell South
                Irvine, CA  92614

-----------------------------------------------------------------------------------------------------------
Common Stock    Alexander H. Walker, Jr. (8)    1,245,000              6.9%                     4.5%
                American Plaza II
                57 West 200 South, Ste. 400
                Salt Lake City, UT 84101

-----------------------------------------------------------------------------------------------------------
Common Stock    All Directors and              13,697,500 (4)         76.0%                    49.1%
                Officers as a Group

-----------------------------------------------------------------------------------------------------------
Common Stock    Bio-Sphere Technology, Inc.     6,852,500             38.0%                    24.6%
                Suite 23P
                100 N. Arlington Avenue
                Reno, NV  89501

-----------------------------------------------------------------------------------------------------------
Common Stock    Thomas E. Waite & Assoc.          918,750              5.1%                     3.3%
                106 Ridge Road
                Lake Mary, FL  32746
-----------------------------------------------------------------------------------------------------------


(1) The ownership of the shares deemed to be held by Springrange Investment Group, Ltd., the Selling Securityholder, due to its ownership of $5,000,000 principal amount of Debentures and its right to acquire an additional $10,000,000 principal amount of Debentures, is not reflected due to Springrange's contractual obligation to the Company pursuant to which it is not entitled to convert any Debenture to the extent that after such conversion the number of shares of Common Stock beneficially owned by Springrange and its affiliates (excluding any shares deemed beneficially owned through any continuing ownership of Debentures) exceeds 4.9% of the outstanding Common Stock. The conversion price will be adjusted and the number of shares beneficially owned and being offered by the Selling Securityholder will vary in accordance with the terms of the Debentures to reflect changes in the Market Price of common stock, stock dividends, stock splits, and certain other circumstances. See "Description of Securities."

(2) Assumes that $15,000,000 principal amount of Debentures is issued and all Debentures are converted at a Market Price of $1.90 per share of Common Stock, the Market Price that would have resulted from the exercise of Debentures on June 16,1997. See "Description of Securities."



(3) Includes 6,852,500 shares owned by Bio-Sphere Technology, Inc., of which Dr. See is a controlling person.



(4) Includes 6,852,500 shares owned by Bio-Sphere Technology, Inc., of which Dr. See is a controlling person, but does not include 250,000 Shares owned by Ian Hicks.



(5) Mr. Hicks resigned as President, Chief Executive Officer and Director of the Company as of May 14, 1997.



(6) As of May 22, 1997, Mr. Steffens moved from the positions of Chief Financial Officer, Secretary and Treasurer of the Company to the positions of President and Chief Executive Officer of the Company.



(7) Mr. Walters was appointed Chief Financial Officer and Treasurer as of May 22,1997.



(8)  Mr. Walker was appointed Secretary of the Company as of May 22,1997.





                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


      As of June 15, 1997, BTI owned 38% of the Company's outstanding shares. 11,000,000 of BTI's shares, or 44%, are owned by Dr. Jackie See, who is also a Director of the Company. Dr. See also has potential voting rights on a further 2,000,000 BTI shares. Dr. See may be considered a promoter of the Company.


      On September 25, 1995, the Company issued 203,500 shares to the following officers, directors or consultants for services to the Company:

                  Rex Morden                          21,000
                  Alexander Sparkuhl                   5,000
                  Neal Armstrong                      50,000
                  Steven Rayman                       75,000
                  Eric Savage                         32,500
                  Jackie R. See                       20,000

      On February 2, 1994, the Company issued a total of 960,000 shares in connection with the assignment of intellectual property to the Company and for services rendered by consultants and former owners and directors of the Company. Of this amount, 714,000 shares were issued to BTI in consideration of the assignment of the intellectual property rights to patent, develop, manufacture and market the PGE-1 product. The remaining shares were issued to consultants and former owners and directors of the Company in return for services they rendered. Of this amount, 123,000 shares were returned to treasury in July of 1994 as a result of the non-performance of services by the individuals who had originally received the shares.

      On December 7, 1995 the Company issued 6,138,500 shares of common stock to BTI for BTI's assistance in raising working capital, prosecuting the patent application, management assistance, and for assignment of rights under four distribution agreements for the PaGE(1) product. In entering into the Exchange Agreement with BTI under which this transaction took place, the Company's management prepared its valuation of the BTI technology based on the three standard comparative conventional methods of assessment--income, replacement cost and industry comparables. The component parts of the property were assessed at the time of exchange in total and allocated to the parts. The total value determined for property asset was $6,852,500 and is broken out as follows:

                  Technology                               $5,612,000
                  Patent Application                          300,000
                  Sae Han Pharmaceutical Agreement            363,500
                  Pharma Maehle Agreement                     425,000
                  Aerobic Life Agreement                       52,000
                  Commercial Service Agreement                     -0-



      The issuance of stock was based on a valuation study conducted by an independent appraiser, Houlihan Valuation Advisors ("HVA"). HVA determined the fair market value of the Company's stock to be $1.62 per share. In addition, HVA conducted a detailed analysis of the discount appropriate for restricted securities relative to their freely trading counterparts ("restricted discount"). This analysis relied on the SEC Institutional Investor Study of 1971, the Gelman Study of 1972, the Trout study of 1972, the Moroney Study of 1973, the Maker Study of 1976, the Standard Research Consultants Study of 1983, and the Willamette Management Associates Study of 1984. Based on its analysis, HVA determined that the restricted discount for the Company's stock issued to BTI under the Exchange Agreement should be between 40% and 80%. The Company issued the stock to BTI at a discount of 31.1%.



      During November 1995, the Company entered into a two-year agreement with Thomas Waite & Associates ("Waite") to provide an array of business services to enhance the Company's asset base and further the development of the Company's business plan. The contracted services include public/investor relations, marketing and sales plans, identifying strategic partnership arrangements, and other opportunities that would enhance the market value and viability of the Company. In December 1995, the Company issued 350,000 shares of Common Stock to Waite in consideration of the services to be provided for the two-year duration. An additional 568,750 shares were issued to Waite on December 18, 1996 in settlement of litigation between the Company and Waite. See "Description of Business - Legal Proceedings."



      On April 12, 1996, the corporation issued 180,000 shares of Common Stock to Alexander H. Walker, Jr. in connection with legal services rendered and to be rendered to the Company. On July 5, 1996, the Company issued 20,000 shares of Common Stock to Alexander H. Walker III and 20,000 shares of Common Stock to J.T. Cardinalli for legal services rendered and to be rendered to the Company.



      The Company entered into a royalty agreement with its founder, Dr. See, in April 1996, whereby it will pay Dr. See two percent (2%) of net revenues from the sale of PaGE(1) and any other products the Company may produce under Patent Application No. 08/573408. Dr. See will receive these royalty fees for the life of the patent application and any patents that may issue therefrom.



      The Company has a payable to BTI of $183,535 as of March 31, 1997. The payable is related to costs incurred by the parent on the Company's behalf for research and development of PaGE(1) and can be broken down as follows:



                                                          PERIOD ENDED
                                                 -------------------------------
                                                 12/31/95      12/31/96  3/31/97           TOTAL
                                                 -----------------------------------------------
          Payroll                                $184,531     $  10,100    $ -0-       $ 194,631
          Management fees                             -0-        90,000      -0-          90,000
          Legal and professional fees              53,539         8,299      -0-          61,838
          Research & development expenses             -0-        50,378      -0-          50,378
          Rent                                     16,800        12,000      -0-          28,800
          Travel & entertainment expenses           5,044        11,570      -0-          16,614
          Utilities                                10,678           -0-      -0-          10,687
          Product liability insurance                 -0-         7,736      -0-           7,736
          Equipment rental                            -0-         4,392      -0-           4,392
                                                 -----------------------------------------------
            Total expense                         270,592       194,475      -0-         465,067
                                                 ===============================================
          Payments and credit adjustments                                    -0-        (281,532)
                                                                                       ---------
            Net payable to BTI as of 3/31/97                                           $ 183,535
                                                                                       =========



The terms of the payable are open intercompany account. The payable does not accrue interest.

      In January and February of 1997, the Company issued a total of 250,000 shares to Ronald E. Patterson in connection with services rendered to the Company. On March 18, 1997, the Company issued a total of 1,270,000 shares of its common stock to eight individuals for legal and consulting services and for services rendered by officers and directors of the Company as follows:


                  J.T. Cardinalli                         20,000
                  Roger T. Crenshaw, M.D                 100,000
                  Ian Hicks                              250,000
                  Ronald E. Patterson                    100,000
                  Jackie R. See                          350,000
                  Don Steffens                           250,000
                  Alexander H. Walker, Jr                180,000
                  Alexander H. Walker III                 20,000



Mr. Cardinalli, Mr. Walker, Jr. and Mr. Walker, III received shares as compensation for legal services rendered. Dr. Crenshaw received shares as compensation for his efforts in the conduct of the Phase I clinical trial. The shares originally issued to Mr. Patterson were transferred to Mr. Walker, Jr., in return for Mr. Walker, Jr. transferring 35,000 unrestricted shares from his holdings to D. Weckstein and Co., Inc. ("Weckstein") as part of a legal settlement between the Company and Weckstein. See "Business - Legal Proceedings." Mr. Hicks, Mr. Steffens and Dr. See received shares as compensation for their services as officers and directors of the Company.



      On April 18, 1997, the Company issued a total of 200,000 shares of common stock to David E. Jordan and parties related to Mr. Jordan as compensation for arranging financing for the Company.



      On May 15, 1997, the Company authorized the issuance of 33,000 shares to three individuals as compensation for financial consulting services rendered to the Company. As of the date of this prospectus, these shares have not yet been issued.



      On June 6, 1997, the Company issued an additional 1,000,000 shares in the aggregate to David E. Jordan and parties related to Mr. Jordan; however, these shares were subsequently cancelled for failure of consideration.



      On June 10, 1997, the Company issued 5,872,000 shares, as follows:



                  Wassgren Anita See Trust      1,000,000
                  Jackie R. See                 3,000,000
                  Don A. Steffens               1,000,000
                  Alexander H. Walker, Jr.        872,000



The shares issued to Mr. Steffens were issued as compensation for his assumption of the duties of Chief Executive Officer and President of the Company, and the shares issued to Mr. Walker were issued as compensation for his assumption of the duties of Secretary and Director of the Company. The shares issued to Dr. See and to Wassgren Anita See Trust were issued in consideration of an amendment to Dr. See's consulting agreement with the Company.



      On June 10, 1997, the Company issued 100,000 shares to Joseph L. Williams, MD, as compensation for product promotion services rendered by Dr. Williams.


      The Company may continue the practice of issuing shares of Common Stock in lieu of cash payment in the future if it determines that such issuance is in the best interests of the Company and is consistent with the Company's agreement.

      The foregoing arrangements and relationships may give rise to conflicts of interest with respect to future interpretation of the agreements between the Company and its affiliates or with respect to future transactions between the Company and its affiliates. There can be no assurance that future transactions or arrangements between the Company and any affiliates will be advantageous to the Company. See "Risk Factors - Transactions with Affiliates," "- Dependence on Key Personnel," "- Dependence on Third-Party Researchers," "Business - Research and Development," "Management's Discussion" and "Principal Shareholders."

                                  LEGAL MATTERS


      The validity of the shares of Common Stock will be passed upon for the Company by Alexander H. Walker, Jr., Esq., Reno, Nevada, who owns 1,245,000 shares of the Company's common stock and is an officer of the Company. Certain matters relating to the British Virgin Islands have been passed upon by Krieger & Prager, Esqs., New York, New York, as set forth herein. Various legal matters will be passed upon for the Company by David R. Baker, Esq., New York, New York.



                        EXPERTS AND CHANGE IN ACCOUNTANTS

      The financial statements of the Company included in this prospectus for the years ended December 31, 1996 and 1995 have been audited by Dale McGhie, independent certified public accountant, as set forth in his report thereon appearing elsewhere herein. Mr. McGhie's report includes an explanatory paragraph stating that, in light of the recurring losses suffered by the Company, its continued existence depends upon its ability to resolve its liquidity problems.

      The Company's former accountant, Fair, Anderson & Langerman, was replaced by W. Dale McGhie, Certified Public Accountant, 1539 Vasser Street, Reno, Nevada 89502, as the Company's independent accountant in connection with the financial statements for the year ended December 31, 1996. Fair, Anderson & Langerman did not resign and did not decline to stand for re-appointment. They were replaced because the Company's headquarters were moved to Reno, Nevada, where Mr. McGhie is located, from Las Vegas, Nevada, where Fair, Anderson & Langerman is located, and the Company believed that it would be more efficient and effective to use Mr. McGhie as a Reno-based accountant. The decision to change accountants was recommended and approved by the Board of Directors.


      Fair, Anderson & Langerman's report on the financial statements for the years ended December 31, 1995 and 1994 was presented on the assumption that the Company would continue as a going concern and was unqualified. (This assumption was also made by Mr. McGhie in his report on the financial statements for the years ended December 31, 1996 and 1995.) There were no disagreements with Fair, Anderson & Langerman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to that firm's satisfaction, would have caused that firm to make reference to the subject matter of any such disagreements in connection with its reports.



                             ADDITIONAL INFORMATION


      The Company is a reporting company under the Exchange Act. Reports and other information filed by the Company with the Securities and Exchange Commission may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, DC 20549 and at its Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such reports and other information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission, at http://www.sec.gov.



      The Company furnishes its shareholders with annual reports containing audited financial statements after the close of each fiscal year.



      The Company will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus. Please direct requests to Secretary, Harvard Scientific Corp., 100 North Arlington, Suite 23-P, Reno, Nevada 89501, or call (702) 796-1173.

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                         REPORT ON FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)



                                TABLE OF CONTENTS


                                                                        PAGE NO.


INDEPENDENT AUDITOR'S  REPORT

    On Financial Statements                                                    2

    On Supplemental Schedules                                                 17

FINANCIAL STATEMENTS

    Balance Sheets                                                           3-4

    Statements of  Operations                                                  5

    Statements of  Stockholders' Equity                                      6-7

    Statements of Cash Flows                                                 8-9

    Notes to the Financial Statements                                      10-16

    Schedule V  -- Property,  Plant, and Equipment                            18

    Schedule VI -- Accumulated Depreciation and Amortization of Property,     19
                   Plant, and Equipment

DALE MCGHIE                                                 Town & Country Plaza
CERTIFIED PUBLIC ACCOUNTANT                   1539 Vassar St. Reno, Nevada 89502
                                                    Tel:  702-323-7744
                                                    Fax:  702-323-8288


                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
  and Shareholders of
Harvard Scientific Corp.

I have audited the balance sheet of Harvard Scientific Corp. (A Development Stage Company) as of December 31, 1996, and 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on the financial statements based on my audits.

I have conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harvard Scientific Corp. as of December 31, 1996, and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been presented assuming that the company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

W. Dale McGhie, CPA
Reno, Nevada
March 20, 1997,
except for Notes 12 and 13 dated June 2, 1997.

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS



                                     ASSETS

                                                                                  MARCH 31,     DECEMBER 31,    DECEMBER 31,
                                                                                    1997            1996            1995
                                                                                 (Unaudited)     (Audited)       (Audited)
                                                                                 -----------    ------------    ------------
CURRENT ASSETS:
     Cash                                                                        $ 3,497,023    $         --    $    799,466
     Prepaid  expenses (Note 7)                                                      220,000           1,565         425,094
                                                                                 -----------    ------------    ------------

          TOTAL CURRENT ASSETS                                                     3,717,023           1,565       1,224,560
                                                                                 -----------    ------------    ------------


EQUIPMENT:
     at cost, less accumulated depreciation of
     $3,874 at March 31, 1997, $3,491 at December 31,
     1996 and $6,637 at December 31, 1995 (Note 3)                                     5,542           5,925          10,861
                                                                                 -----------    ------------    ------------


INTANGIBLE ASSETS:
     Intellectual Property, net of accumulated amortization
           of $1,357 at March 31, 1997, $1,048 at December 31,
           1996 and $1,771 at December 31, 1995 (Notes 4 and 7)                        7,638           7,948           8,563

     Organizational cost, net of accumulated amortization of
           $109,397 at March 31, 1997, $105,760 at December 31,
           1996 and $70,754 at December 31, 1995 (Note 7)                             66,153          69,789         104,796
                                                                                 -----------    ------------    ------------


                                                                                      73,791          77,737         113,359
                                                                                 -----------    ------------    ------------

OTHER ASSETS
     Deposits                                                                            300             300             300
                                                                                 -----------    ------------    ------------

                                                                                 -----------    ------------    ------------
          TOTAL ASSETS                                                           $ 3,796,656    $     85,527    $  1,349,080
                                                                                 ===========    ============    ============


   The accompanying Notes are an integral part of these financial statements.

                            HARVARD SCIENTIFIC CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                           BALANCE SHEETS (CONTINUED)



                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                    MARCH 31,      DECEMBER 31,     DECEMBER 31,
                                                                      1997            1996            1995
                                                                   (Unaudited)      (Audited)        (Audited)
                                                                   -----------     ------------     ------------
CURRENT LIABILITIES:
    Accounts payable                                               $     5,226     $     36,625     $    105,791
    Accrued Expenses (Note 5)                                           97,917           20,329           84,380
    Bank overdraft                                                          --              134               --
    Due to related parties (Note 7)                                    183,535          190,860          406,881
    Note payable to related parties (Notes 6 and 7)                     37,275           37,275           67,675
    Note Payable-Convertible (Note 6)                                  250,000          250,000               --
                                                                   -----------     ------------     ------------
         TOTAL CURRENT LIABILITIES                                     573,953          535,223          664,727
                                                                   -----------     ------------     ------------


CONTINGENCIES: (Note 10)                                                    --               --               --



STOCKHOLDERS' EQUITY:
    Common Stock, $.001 par value; 100,000,000
         shares authorized; 11,403,129, 9,883,129 and 8,749,125
         shares issued and outstanding at March 31,
         1997, December 31, 1996 and December 31, 1995,
         respectively (Note 1)                                          11,403            9,883            8,749
    Additional paid-in capital                                       3,876,287        2,706,207        1,902,445
    Debentures (net) - convertible to common stock (Note 12)         4,375,000               --               --
    Deficit accumulated during the development stage                (5,039,988)      (3,165,786)      (1,226,841)
                                                                   -----------     ------------     ------------
         TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                        3,222,703         (449,696)         684,353
                                                                   -----------     ------------     ------------

                                                                   -----------     ------------     ------------
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $ 3,796,656     $     85,527     $  1,349,080
                                                                   ===========     ============     ============


   The accompanying Notes are an integral part of these financial statements.

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                    THREE MONTHS     THREE MONTHS
                                                        ENDED            ENDED
                                                   MARCH 31, 1997   MARCH 31, 1996
                                                     (UNAUDITED)      (UNAUDITED)
                                                   --------------   --------------
NET SALES                                          $           --   $       26,959
Cost of  Sales                                                 --           85,675
                                                   --------------   --------------

      Gross Profit                                             --          (58,716)
                                                   --------------   --------------

OPERATING EXPENSES:
    General and administrative expenses (Note 7)        1,856,154          287,148
    Research and development (Note 9)                         377           38,529
    Depreciation and amortization (Notes 3 and 7)           4,330           10,247
                                                   --------------   --------------

      TOTAL OPERATING EXPENSES                          1,860,861          335,924
                                                   --------------   --------------

      LOSS FROM OPERATIONS                             (1,860,861)        (394,640)
                                                   --------------   --------------

OTHER INCOME (EXPENSE):
    Settlements (Note 10)                                      --               --
    Interest income                                            --               --
    Interest expense                                      (13,341)          (1,612)
    Loss on disposition of marketable securities               --               --
                                                   --------------   --------------

      TOTAL OTHER INCOME AND EXPENSE                      (13,341)          (1,612)
                                                   --------------   --------------

NET LOSS                                           $   (1,874,202)  $     (396,252)
                                                   ==============   ==============

LOSS PER COMMON SHARE                              $        (0.18)  $        (0.05)
                                                   ==============   ==============

WEIGHTED AVERAGE SHARES OUTSTANDING                    10,308,240        8,757,903
                                                   ==============   ==============

                                                                                              INCEPTION
                                                            YEAR ENDED DECEMBER 31,              TO
                                                   ---------------------------------------     3/31/97
                                                      1996          1995          1994       (UNAUDITED)
                                                   -----------   -----------   -----------   -----------
NET SALES                                          $   181,000   $        --   $        --   $   187,387
COST OF SALES                                          216,870            --            --       221,557
                                                   -----------   -----------   -----------   -----------

      GROSS PROFIT                                     (35,870)           --            --       (34,170)
                                                   -----------   -----------   -----------   -----------

OPERATING EXPENSES:
    General and administrative expenses (Note 7)     1,244,272       434,320       324,699     3,897,024
    Research and development (Note 9)                  109,553       194,965       124,366       429,261
    Depreciation and amortization (Notes 3 and 7)       41,472        39,550        38,872       124,964
                                                   -----------   -----------   -----------   -----------

      TOTAL OPERATING EXPENSES                       1,395,297       668,835       487,937     4,451,249
                                                   -----------   -----------   -----------   -----------

      LOSS FROM OPERATIONS                          (1,431,167)     (668,835)     (487,937)   (4,485,419)
                                                   -----------   -----------   -----------   -----------

OTHER INCOME (EXPENSE):
    Settlements (Note 10)                             (494,813)           --            --      (494,813)
    Interest income                                         --            --            --           397
    Interest expense                                   (12,964)       (7,620)       (1,727)      (35,653)
    Loss on disposition of marketable securities            --            --            --       (24,500)
                                                   -----------   -----------   -----------   -----------

      TOTAL OTHER INCOME AND EXPENSE                  (507,777)       (7,620)       (1,727)     (554,569)
                                                   -----------   -----------   -----------   -----------

NET LOSS                                           $(1,938,944)  $  (676,455)  $  (489,664)  $(5,039,988)
                                                   ===========   ===========   ===========   ===========

LOSS PER COMMON SHARE                              $     (0.21)  $     (0.29)  $     (0.34)
                                                   ===========   ===========   ===========

WEIGHTED AVERAGE SHARES OUTSTANDING                  9,022,404     2,333,839     1,421,563
                                                   ===========   ===========   ===========


   The accompanying Notes are an integral part of these financial statements.

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)


                       STATEMENTS OF STOCKHOLDERS' EQUITY
         FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995, AND THE PERIOD
             FROM INCEPTION DATE JANUARY 13, 1987 TO MARCH 31, 1997



                                                  Restated                                     Deficit
                                                Common Stock                 Additional         From
                                          -------------------------            Paid-in        Inception
                                           Shares            Amount            Capital         To Date            Total
                                          -------        ----------        ------------      ----------        ----------
Issuance of shares for cash on
    January 13, 1987 (inception)          103,000        $      103        $    2,097        $       --        $    2,200

Issuance of shares for cash,
    net of offering costs                  51,000                51            19,223                              19,274

Issuance of shares for services            90,000                90                --                                  90

Issuance of shares for services            20,000                20                --                                  20

Issuance of shares for services            36,000                36                --                                  36

Issuance of shares to acquire
    Grant City Corporation                 50,000                50            39,827                              39,877

Issuance of shares to effect a
    four-for-one split                  1,050,000             1,050            (1,050)                                 --

Issuance of shares for
    intellectual property rights        4,196,000             4,196                --                               4,196

Issuance of shares for
    corporation property rights           394,000               394            24,231                              24,625

Issuance of shares for fees
    and services                        1,045,000             1,045            96,893                              97,938

Issuance of shares for cash,
    net of offering costs                 393,500               393           353,757                             354,150

Adjustment of shares to effect a
    four-for-one reverse split         (5,571,375)           (5,571)            5,571                                  --

Cumulative (loss) from inception
    to December 31, 1994                       --                --                --          (550,386)         (550,386)
                                        ---------             -----           -------          --------            ------

BALANCE DECEMBER 31, 1994               1,857,125             1,857           540,549          (550,386)           (7,980)


The accompanying Notes are an integral part of these financial statements.

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)


                       STATEMENTS OF STOCKHOLDERS' EQUITY
         FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995, AND THE PERIOD
             FROM INCEPTION DATE JANUARY 13, 1987 TO MARCH 31, 1997


                                                       Restated                                       Deficit
                                                     Common Stock                 Additional           From
                                              ----------------------------          Paid-in          Inception
                                                Shares            Amount            Capital           To Date              Total
                                              ----------        ----------        ------------       ----------          ----------


DECEMBER 31, 1994 BALANCE FORWARD              1,857,125             1,857           540,549          (550,386)             (7,980)

Issuance of shares for fees
    and services                                 553,500               553           530,796                               531,349

Issuance of shares at par value for
    intellectual property rights               6,138,500             6,139                --                                 6,139

Issuance of shares for cash,
    net of offering costs                        200,000               200           831,100                               831,300

Net (loss) for the year ended
    December 31, 1995                                 --                --                --          (676,455)           (676,455)
                                              ----------       -----------       -----------       -----------         -----------

BALANCE DECEMBER 31, 1995                      8,749,125             8,749         1,902,445        (1,226,841)            684,353

Issuance of shares for services
    and debt reduction                           565,254               565           309,518                               310,083

Issuance of shares for legal settlement          568,750               569           494,244                               494,813

Net (loss) for the year ended
    December 31, 1996                                 --                --                --        (1,938,945)         (1,938,945)
                                              ----------       -----------       -----------       -----------         -----------

BALANCE DECEMBER 31, 1996                      9,883,129             9,883         2,706,207        (3,165,786)           (449,696)

Issuance of shares for cash,
    net of offering costs                        250,000               250           124,750                               125,000

Issuance of shares for fees
    and services                               1,270,000             1,270         1,045,330                             1,046,600

Net (loss) for the Quarter ended
    March 31, 1997                                    --                --                --        (1,874,202)         (1,874,202)
                                              ----------       -----------       -----------       -----------         -----------

BALANCE MARCH 31, 1997                        11,403,129       $    11,403       $ 3,876,287       $(5,039,988)        $(1,152,298)
                                              ==========       ===========       ===========       ===========         ===========


The accompanying Notes are an integral part of these financial statements.

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS


                                               THREE MONTHS   THREE MONTHS                                               INCEPTION
                                                   ENDED          ENDED                YEAR ENDED DECEMBER 31,               TO
                                              MARCH 31, 1997  MARCH 31, 1996 ----------------------------------------     3/31/97
                                                (UNAUDITED)    (UNAUDITED)       1996           1995           1994     (UNAUDITED)
                                              --------------  -------------- ------------    ---------     ----------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:

    Cash received from customers                $        --     $  26,959    $   181,000     $      --     $      --    $   181,000
    Cash paid to employees                               --       (84,800)      (237,911)       (8,804)      (93,255)      (339,970)
    Cash paid to suppliers (Note 11)             (1,002,843)     (687,500)    (1,151,723)      (30,154)     (158,108)    (2,374,740)
    Cash paid for interest                               --        (1,612)        (3,167)           --            --         (3,167)
    Cash paid for settlement                             --            --        (50,000)           --            --        (50,000)
                                                -----------     ---------    -----------     ---------     ---------    -----------

       NET CASH USED IN OPERATING ACTIVITIES     (1,002,843)     (746,953)    (1,261,801)      (38,958)     (251,363)    (2,586,877)
                                                -----------     ---------    -----------     ---------     ---------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Cash from sale (purchase) of equipment               --        (2,103)        (7,399)           --       (17,498)       (24,897)
    Capitalized organization costs                       --            --             --            --      (150,000)      (150,924)
    Purchase of marketable securities                    --            --             --            --            --        (24,500)
                                                -----------     ---------    -----------     ---------     ---------    -----------

       NET CASH USED IN INVESTING ACTIVITIES             --        (2,103)        (7,399)           --      (167,498)      (200,321)
                                                -----------     ---------    -----------     ---------     ---------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of capital stock,
       net of offering costs                        125,000            --        250,000       831,300       354,149      1,621,946
    Proceeds from debt, net of costs                     --            --        251,100        80,719        83,625        415,444
    Proceeds from debentures, net of costs        4,375,000            --             --            --            --      4,375,000
    Principal payments on debt                           --       (30,400)       (31,500)      (74,319)      (22,350)      (128,169)
                                                -----------     ---------    -----------     ---------     ---------    -----------

       NET CASH PROVIDED BY FINANCING
           ACTIVITIES                             4,500,000       (30,400)       469,600       837,700       415,424      6,284,221
                                                -----------     ---------    -----------     ---------     ---------    -----------

NET INCREASE (DECREASE) IN CASH                   3,497,157      (779,456)      (799,600)      798,742        (3,437)     3,497,023

CASH AT BEGINNING OF PERIOD                            (134)      799,466        799,466           724         4,161             --
                                                -----------     ---------    -----------     ---------     ---------    -----------

CASH AT END OF PERIOD                           $ 3,497,023     $  20,010    $      (134)    $ 799,466     $     724    $ 3,497,023
                                                ===========     =========    ===========     =========     =========    ===========


   The accompanying Notes are an integral part of these financial statements.

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF CASH FLOWS (CONTINUED)


                                                   THREE MONTHS    THREE MONTHS                                           INCEPTION
                                                      ENDED           ENDED             YEAR ENDED DECEMBER 31,              TO
                                                  MARCH 31, 1997  MARCH 31, 1996 -----------------------------------       3/31/97
                                                   (UNAUDITED)     (UNAUDITED)      1996          1995       1994        (UNAUDITED)
                                                  --------------  -------------- -----------   ----------  ---------    ------------
RECONCILIATION OF NET LOSS TO NET CASH
    USED IN OPERATING ACTIVITIES:

NET LOSS                                           $(1,874,202)     $(396,252)   $(1,938,945)  $(676,455)  $(489,664)   $(5,039,988)
                                                   -----------      ---------    -----------   ---------   ---------    -----------

ADJUSTMENTS TO RECONCILE NET LOSS TO
    NET CASH PROVIDED BY (USED IN)
    OPERATING ACTIVITIES:

    Book value of assets sold                               --             --          6,483          --          --          6,483
    Loss on disposition of marketable securities            --             --             --          --          --         24,500
    Depreciation and amortization                        4,330         10,247         41,472      39,550      38,872        124,964
    Issuance of stock for director's fees
       and services (Note 11)                        1,046,600          5,000        485,129      71,974      97,938      1,735,975
    Issuance of stock in legal settlement                   --             --        494,813          --          --        494,813
    (Increase) decrease in assets:
       Prepaid expenses                               (218,435)        57,105         (1,565)     38,281      (4,000)      (220,000)
       Deposits                                             --        (10,000)            --          --        (300)          (300)
    Increase (decrease) in liabilities:
       Accounts payable                                (31,399)       (70,780)       (69,116)    100,962       1,268          5,225
       Accrued expenses                                 77,588        (84,080)       (64,051)     82,779       1,600         97,916
       Due to related parties                           (7,325)      (258,193)      (216,021)    303,951     102,923        183,535
                                                   -----------      ---------    -----------   ---------   ---------    -----------
               TOTAL ADJUSTMENTS                       871,359       (350,701)       677,144     637,497     238,301      2,453,111
                                                   -----------      ---------    -----------   ---------   ---------    -----------

NET CASH USED IN OPERATING ACTIVITIES              $(1,002,843)     $(746,953)   $(1,261,801)  $ (38,958)  $(251,363)   $(2,586,877)
                                                   ===========      =========    ===========   =========   =========    ===========


   The accompanying Notes are an integral part of these financial statements.

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)


                          NOTES TO FINANCIAL STATEMENTS
 MARCH 31, 1997 (UNAUDITED), DECEMBER 31, 1996 AND DECEMBER 31, 1995 (AUDITED),
            AND THE PERIOD FROM JANUARY 13, 1987 (DATE OF INCEPTION)
                          TO MARCH 31, 1997 (UNAUDITED)


NOTE 1 - NATURE OF BUSINESS AND ORGANIZATION

NATURE OF BUSINESS:

Harvard Scientific Corp. (the "Company") is a development stage company. The Company's primary business operations consist of development, commercialization, marketing, and distribution of products relating to prostaglandin/microsphere delivery and the manner in which the product is applied in treating male sexual dysfunction. The Company has preliminary data available, indicating the possible benefits of such a therapy.

On February 13, 1996, the Company received an assignment of an application for a patent entitled "PGE-1 Containing Lyophilized Liposomes For Use In The Treatment of Erectile Dysfunction" and identified as United States Application No. 08/573,408 ("PGE-1"). The assignment was made by the holder of the application, Bio-Sphere Technology, Inc. ("BTI"), the Company's majority shareholder. The Company plans to focus its operations on PGE-1 to bring the product to the marketplace.

ORGANIZATION:

The Company was incorporated under the laws of the State of Nevada on January 13, 1987, under the name of Witch Doctors Bones, Inc. On August 12, 1987, the Company qualified a public offering under Rule 504 of Regulation D of the Securities Act of 1933, as amended, with the Secretary of State of Nevada. On June 17, 1988, the Company changed its name to Carey Ward, Inc.

On October 18, 1993, the Company acquired Grant City Corporation by merger, changed its name to Grant City Corporation, and issued 50,000 shares of stock carrying two classes of warrants. Class A warrants entitled the holder to purchase stock at $8.00 per share and the Class B warrants entitled the holder to purchase stock for $10.00 per share. The warrants could only be exercised if a registration statement was filed with the United States Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933 as amended. The warrants were redeemable by written notice of twenty (20) days at a redemption price of $.001 per warrant. During 1996, before the warrants could be exercised, the Company gave the required notice and redeemed both classes of warrants.

On January 18, 1994, the Company changed its name to The Male Edge, Inc. On May 10, 1994, the Company changed its name to Harvard Scientific Corp.

The Company has 100,000,000 shares of $.001 par value common stock authorized, with 11,403,129 shares issued and outstanding as of March 31, 1997, and 9,883,129 and 8,749,125 shares issued and outstanding on December 31, 1996 and December 31, 1995, respectively. BTI owned approximately 56% of the Company's shares at March 31, 1997, and approximately 56% and 78% of the shares on December 31, 1996 and December 31, 1995, respectively.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATIONAL COSTS:

Organization costs are being amortized over a five-year period using the straight-line method. Also see the discussion contained in Note 7.

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)


                          NOTES TO FINANCIAL STATEMENTS
 MARCH 31, 1997 (UNAUDITED), DECEMBER 31, 1996 AND DECEMBER 31, 1995 (AUDITED),
            AND THE PERIOD FROM JANUARY 13, 1987 (DATE OF INCEPTION)
                          TO MARCH 31, 1997 (UNAUDITED)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EQUIPMENT:

Equipment is stated at cost. Depreciation is incorporated on a double declining balance basis over periods of 5 to 7 years. Expenditures for maintenance and repairs are charged to expenses as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation are eliminated from the accounts and any resulting gain or loss is included in expense. See Note 3.

USE OF ESTIMATES:

To prepare financial statements in conformity with generally accepted accounting principals, management must make estimates and assumptions that affect certain reported accounts and disclosures. Actual results could differ from these estimates.

INTELLECTUAL PROPERTIES:

The costs of intellectual properties are amortized using the straight-line method over a period of fifteen years. See Note 4.

EARNINGS PER SHARE:

The earnings per share calculation was based on the weighted average number of shares outstanding during the period: 10,308,240 shares at March 31, 1997 (which includes the estimated number of shares that would be outstanding, assuming conversion of the 6% convertible debenture) (See Note 14), 9,022,404 shares in 1996 and 2,333,839 shares in 1995.

INCOME TAX:

Because of losses sustained since inception, no provision has been made for income tax.


NOTE 3 - EQUIPMENT

Equipment at March 31, 1997, December 31, 1996 and December 31, 1995, consists of the following:

                                    March 31, 1997      1996       1995
                                    --------------    -------    -------
Equipment                           $        9,416    $ 9,416    $11,682
Leasehold Improvements                          --         --      5,816
                                    --------------    -------    -------
                                             9,416      9,416     17,498
Less: accumulated depreciation               3,874      3,491      6,637
                                    --------------    -------    -------
                                    $        5,542    $ 5,925    $10,861
                                    --------------    -------    -------

The Company relocated to Reno, Nevada, during December 1996. By relocating, the Company reduced its need for certain equipment and leasehold improvements. The Company does not own manufacturing equipment for its product. The product has been and will continue to be manufactured by third-party manufacturers according to the Company's specifications.

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)


                          NOTES TO FINANCIAL STATEMENTS
 MARCH 31, 1997 (UNAUDITED), DECEMBER 31, 1996 AND DECEMBER 31, 1995 (AUDITED),
            AND THE PERIOD FROM JANUARY 13, 1987 (DATE OF INCEPTION)
                          TO MARCH 31, 1997 (UNAUDITED)


NOTE 4 - INTELLECTUAL PROPERTIES

On January 7, 1994, the Company exchanged 2,856,000 shares of common stock with BTI for the intellectual rights to patent, develop, manufacture, and market PGE-1. The Company recorded the transfer of intellectual properties at the par value of stock transferred, which amounted to $2,856. BTI's largest shareholder, the originator of PGE-1, holds a 2% royalty interest in the Company's gross proceeds.

On November 16, 1995, the Company exchanged 6,138,500 shares of common stock with BTI for assistance in raising working capital and patent application and for management assistance and distribution agreements associated with the PGE-1 product. The Company recorded the transfer at the par value of stock transferred, which amounted to $6,139.

During 1996, the Company expensed the unamortized cost of acquiring technology relating to the development of an HIV home test kit. The Company, which originally acquired the rights in exchange for 335,000 shares of common stock, ceased product development in connection with a settlement accrued in 1995 (Note
10).


NOTE 5 - ACCRUED EXPENSES

Accrued expenses at March 31, 1997, December 31, 1996 and December 31, 1995, consist of the following:

                                      March 31, 1997      1996       1995
                                      --------------    -------    -------
Settlement costs (Note 10)            $           --    $    --    $50,000

Payroll
                                              63,640      9,680     32,000
Payroll taxes
                                               4,869      1,000      1,680
Interest on notes and debentures
                                              29,408      9,649         --
Transfer fees
                                                  --         --        700
                                      --------------    -------    -------
                                      $       97,917    $20,329    $84,380
                                      --------------    -------    -------

Also see Notes 9 and 10.


NOTE 6 - NOTES PAYABLE

The Company had the following notes payable at March 31, 1997, December 31, 1996 and December 31, 1995:

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)


                          NOTES TO FINANCIAL STATEMENTS
 MARCH 31, 1997 (UNAUDITED), DECEMBER 31, 1996 AND DECEMBER 31, 1995 (AUDITED),
            AND THE PERIOD FROM JANUARY 13, 1987 (DATE OF INCEPTION)
                          TO MARCH 31, 1997 (UNAUDITED)


NOTE 6 - NOTES PAYABLE (CONTINUED)

                                                      March 31, 1997      1996       1995
                                                      --------------    --------    -------
8% note, payable to former director on demand,
    unsecured (Note 7)                                $       37,275    $ 37,275    $62,675

8% note, payable to a related party on demand,
    unsecured
                                                                  --          --      5,000
7% convertible debentures, convertible at
    50% of the market price of the stock on the
    day before the conversion date
                                                             250,000     250,000         --
                                                      --------------    --------    -------
                                                      $      287,275    $287,275    $67,675
                                                      --------------    --------    -------

Also see Notes 9 and 10.


NOTE 7 - RELATED PARTY TRANSACTIONS

During 1994, the Company paid $150,000 to related parties for work performed in completing a merger (described in Note 1). Of this amount, $100,000 was paid to BTI. The remaining $50,000 was paid to individuals affiliated with BTI. These amounts have been capitalized, and are included in organizational costs.

Additional organizational costs of $24,625 were capitalized in 1994. The Company transferred 246,000 shares of common stock to former owners and directors in return for corporation property rights and 148,000 shares to individuals for assistance in acquiring the rights. These shares were valued at $.0625 per share, as determined by a 1994 appraisal.

During 1994 and 1995, the Company entered into three significant transactions with related parties for the acquisition of intellectual rights, and for the provision of technological, management, fundraising and marketing assistance.
Note 4 describes the valuation of these transactions.

The Company has a payable to BTI of $183,535 as of March 31, 1997 and December 31, 1996, and $130,000 at December 31, 1995. The payable is related to costs incurred by BTI, on the Company's behalf, for consultation and rent, and for research and development of the PGE-1 product.

The Company has a note payable to a former director as of March 31, 1997, December 31, 1996 and December 31, 1995 (Note 6). The amount of accrued interest associated with the note was $7,164, $6,419 and $8,097, for the foregoing periods, respectively.

The Company often pays for services, fees, and salaries by issuing shares of common stock. The shares are valued at a discount of free-trading stock, if market valuation is available. Several material transactions of this type occurred during 1995 and 1996, during which time the Company issued 1,188,754 shares, recorded at $841,432.

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)


                          NOTES TO FINANCIAL STATEMENTS
 MARCH 31, 1997 (UNAUDITED), DECEMBER 31, 1996 AND DECEMBER 31, 1995 (AUDITED),
            AND THE PERIOD FROM JANUARY 13, 1987 (DATE OF INCEPTION)
                         TO MARCH 31, 1997 (UNAUDITED)


NOTE 7 - RELATED PARTY TRANSACTIONS (CONTINUED)

On March 18, 1997, the Company issued 420,000 shares of its common stock to four individuals for prepaid legal fees through March of 1998 and for past consulting services and 850,000 shares to officers and directors of the Company for prior services rendered.

Also see discussions regarding agreements, intellectual properties, and subsequent events in Notes 4, 9 and 14.


NOTE 8 - INCOME TAXES

The Company has federal net operating loss carryforwards for financial statement purposes of approximately $5,600,000 at March 31, 1997, which will be used to offset future earnings of the Company. The loss carryforwards will expire during the years ending 2002 through 2012 if not used.


NOTE 9 - AGREEMENTS

In conjunction with the agreement of November 16, 1995, between BTI and the Company (Note 4), BTI transferred four agreements to the Company related to the manufacture, marketing, and distribution of the PGE-1 product overseas. The Company terminated two of these agreements during 1996 for nonperformance. A third agreement for distribution in Korea was terminated in 1996 by mutual agreement. The Company is prepared to terminate a fourth agreement with its European licensor, Pharma Maehle unless Pharma Maehle can resolve the Company's concerns (Note 10).

In December 1996, the Company entered into an agreement with Martin E. Janis & Company, Inc., a public relations agency. The agency was to carry out a financial public relations program for the Company through June of 1997 in exchange for out-of-pocket costs and an option on 50,000 shares of free-trading common stock, exercisable at $1.25 per share.


NOTE 10 - CONTINGENCIES

The Company has been named as a party in certain pending or threatened legal, governmental, administrative, or judicial proceedings that arose in the ordinary course of business. These pending or threatened proceedings may affect the Company in a material way.

The December 31, 1996 financial statements reflect the manner in which the Company has resolved two litigations:

         a. The Company reached a mutual release regarding a Distribution Agreement, which provided for the manufacturing, marketing, and distribution of HIV test kits. The mutual release called for a $50,000 payment, which accrued during 1995 and was paid in full during the first quarter of 1996.

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)


                          NOTES TO FINANCIAL STATEMENTS
 MARCH 31, 1997 (UNAUDITED), DECEMBER 31, 1996 AND DECEMBER 31, 1995 (AUDITED),
            AND THE PERIOD FROM JANUARY 13, 1987 (DATE OF INCEPTION)
                          TO MARCH 31, 1997 (UNAUDITED)


NOTE 10 - CONTINGENCIES (CONTINUED)

         b. The Company amicably settled an action with Thomas E. Waite & Associates regarding a contract under which Waite was to provide an array of business services. The Company issued 568,750 shares of common stock in settlement, which accrued in the December 31, 1996 financial statements at $494,813.

In February 1997, two noteworthy legal actions transpired:

         a. The Company became a defendant in a U.S. District Court action initiated by Ailouros Ltd., a 7% debenture holder. Ailouros claims that it is entitled to 263,225 shares of common stock and/or damages in the amount of $2,000,000. The Company had previously initiated a lawsuit in the Nevada courts respecting the same claim, and both matters were removed to Federal court. The Company is asking that any shares issued to Ailouros be issued pursuant to the requirements of the SEC's Regulation S. It is too early to estimate the monetary outcome of this litigation.

         b. The Company filed an action for damages due to negligence and breach of contract by D. Weckstein and Co., Inc. and Donald Weckstein. The contract at issue was an agreement to obtain financing in exchange for Company stock. The Weckstein defendants subsequently filed a lawsuit in New York against the Company respecting the same contract, and asked for damages against a third party for tortious interference with the contract. The Weckstein plaintiffs sought damages on their contract claim in the amount of $250,000 and $400,000, and damages in excess of $10,000 on an abuse of process claim. However, this litigation was settled in April 1997 (See Note 14 - Subsequent Events).

One additional act may impact the Company in the future. The Company is prepared to terminate its licensing agreement with Pharma Maehle, the holder of the Company's distribution rights in a portion of its overseas market. The Company is negotiating to resolve the contract issues to benefit business operations, but the ultimate resolution and its impact upon the Company cannot be estimated.

The Company experienced a management change in December 1996 as it moved its headquarters to Reno, Nevada, but expects no negative impact from that change.

The ultimate effect of other proceedings cannot be estimated.


NOTE 11 - SUPPLEMENTAL CASH FLOW DISCLOSURES

The Company paid cash to suppliers of goods and services for periods ending March 31, 1997, December 31, 1996, December 31, 1995, and December 31, 1994, as follows:

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)


                          NOTES TO FINANCIAL STATEMENTS
 MARCH 31, 1997 (UNAUDITED), DECEMBER 31, 1996 AND DECEMBER 31, 1995 (AUDITED),
            AND THE PERIOD FROM JANUARY 13, 1987 (DATE OF INCEPTION)
                          TO MARCH 31, 1997 (UNAUDITED)


NOTE 11 - SUPPLEMENTAL CASH FLOW DISCLOSURES (CONTINUED)

                              March 31, 1997     March 31, 1996       1996         1995        1994
                              --------------     --------------    ----------    --------    --------
Professional Fees             $      953,274     $      373,733    $  589,370    $     --    $ 41,467

Office and Occupancy                  38,443              4,480        37,787      28,885      33,478

Travel and Entertainment              10,486             45,741       114,588       1,269      32,316

R & D/Costs of Goods Sold                377            261,688       405,359          --      48,740

Miscellaneous                            263              1,858         4,619          --       2,107
                              --------------     --------------    ----------    --------    --------
                              $    1,002,843     $      687,500    $1,151,723    $ 30,154    $158,108
                              --------------     --------------    ----------    --------    --------

The Company issues stock in return for director's fees and services. The stock was accrued in these financial statements at $1,046,600 at March 31, 1997, $485,129 in 1996, $71,974 in 1995 and $97,938 in 1994. This non-cash compensation is not reflected in the Statements of Cash Flows.


NOTE 12 - CONVERTIBLE DEBENTURES

In March 1997, pursuant to a private placement, the Company (a) sold to one investor $5,000,000 principal amount of 6% Convertible Debentures (the "Debentures") due March 30, 1998 and (b) received a commitment from that investor, subject to various conditions, to purchase additional Debentures in the aggregate principal amount of up to $10,000,000 in two tranches of $5,000,000 each, also to be due March 30, 1998. The Debentures will be convertible into shares of common stock at the lesser of the market price on March 21, 1997 or 80% of the market price on the conversion date. The Company has the right to require, by written notice to the holder of this debenture at any time on or before ten days prior to the maturity date, that the holder of this debenture exercise its right of conversion with respect to all or that portion of the principal amount and interest outstanding on the maturity date. The Company's intention is to require conversion. See Note 14.


NOTE 13 - UNCERTAINTY - GOING CONCERN

The financial statements of the Company have been prepared assuming that the Company will continue as a going concern. The Company's future success is dependent upon its ability to raise additional funds to complete the commercialization process for its erectile dysfunction treatment product. The Company intends to obtain these funds through public and private financing or from other sources, such as collaboration agreements. Although the Company has sold $5,000,000 principal amount of Debentures (Note 12), and has an undertaking, subject to various conditions, to raise an additional $10,000,000 principal amount of Debentures, there can be no assurance that this additional funding will occur, or be sufficient, and that, if this additional funding does not occur or is sufficient, other required funds will be available, or will be available on terms satisfactory to the Company. Failure to obtain adequate financing could cause a delay or termination of the Company's product development and marketing efforts.

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)


                          NOTES TO FINANCIAL STATEMENTS
 MARCH 31, 1997 (UNAUDITED), DECEMBER 31, 1996 AND DECEMBER 31, 1995 (AUDITED),
            AND THE PERIOD FROM JANUARY 13, 1987 (DATE OF INCEPTION)
                          TO MARCH 31, 1997 (UNAUDITED)


NOTE 14 - SUBSEQUENT EVENTS

Relative to the Company's undertaking to issue $15,000,000 in 6% Convertible Debentures, on April 14, 1997, the Company filed with the Securities and Exchange Commission a registration statement on Form SB-2 (together with all amendments thereto), under the Securities Act with respect to the securities offered thereby. The registration relates to an aggregate of 12,064,344 shares of Common Stock, $.001 par value per share, which is approximately 300% of the 4,021,448 shares issuable if the proposed $15,000,000 principal amount of Debentures had been outstanding on April 14, 1997, and all the Debentures had been converted on that date. See Note 12.

The lawsuits involving D. Weckstein and Co., Inc. and Donald Weckstein, and the Company and a third party (Note 10), were settled on April 23, 1997, with the issuance of 35,000 shares of the Company's common stock to D. Weckstein & Co., Inc.

As discussed in Notes 3 and 10, the Company moved its headquarters to Reno, Nevada, in December 1996. In May 1997, the Company separated itself from shared facilities with BTI, and moved its research and development operations into new facilities in Irvine, California.

      NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.



                                TABLE OF CONTENTS



PROSPECTUS SUMMARY                                                         3
THE OFFERING                                                               4
RISK FACTORS                                                               6
DESCRIPTION OF SECURITIES                                                 14
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                  16
USE OF PROCEEDS FROM SALE OF DEBENTURES                                   18
CAPITALIZATION                                                            20
SELLING SECURITYHOLDER AND PLAN OF DISTRIBUTION                           20
DESCRIPTION OF BUSINESS                                                   22
SELECTED FINANCIAL DATA                                                   30
MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION                 31
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS              36
EXECUTIVE COMPENSATION                                                    38
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT        40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                            41
LEGAL MATTERS                                                             44
EXPERTS AND CHANGE IN ACCOUNTANTS                                         44
ADDITIONAL INFORMATION                                                    45
INDEX TO FINANCIAL STATEMENTS                                            F-1





                            HARVARD SCIENTIFIC CORP.




                                   12,064,344


                                    SHARES OF
                                  COMMON STOCK




                                   PROSPECTUS

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS




                ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


      On February 2, 1994, the Company issued a total of 3,840,000 (960,000 restated) shares in connection with the assignment of intellectual property to the Company and for services rendered by consultants and former owners and directors of the Company. Of this amount, 2,856,000 (714,000 restated) shares were issued to BTI in consideration of the assignment of the intellectual property rights to patent, develop, manufacture and market PGE-1. Rex A. Morden, a former director of the Company, received 246,000 shares. Two other individuals, Scoville Walker and Don E. Ehrlich, also received 246,000 shares each, as did U.S. Recorp. Of this amount, 492,000 (123,00 restated) shares, representing the entirety of the issuances to Mr. Walker and Mr. Ehrlich, were returned to treasury in July of 1994 as a result of the non-performance of services. All of the shares listed in this paragraph were issued in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, in view of the sophistication of the issuees. All of these shares were also subject to the four (4) to one (1) reverse split of the corporation's shares effective February 1, 1995.



      On June 17, 1994, the Company issued a total of 198,500 shares of its common stock to accredited investors in exchange for a total of $148,650.00. The shares were issued as follows:



                    Purchaser                   No. of Shares
                    ---------                   -------------
                AHM, Inc.                               5,000
                Charles & Avilla Barkis                 2,000
                John Brent                              2,500
                Stephen Bushansky                       3,000
                Russell F. Bushnell, Jr.                5,000
                Gilbert Clark                           1,000
                Cletus Cogdill                         20,000
                George R. Eakin                         1,000
                Warren A. Fonteneau                     2,500
                David & Lessie Frazier                  3,000
                Joseph Fung                            20,000
                C. Scott Graham                         1,000
                Virginia & Donald Guenther              1,000
                Eileen M. Hanrajian                     1,000
                Marylee Hovaten                         2,000
                William Jennings                        5,000
                Lizzie & Kenneth Johnson                5,000
                Richard Joseph                          6,000
                Steven S. Kaneshiro                     4,000
                Fred Karp                               8,000
                Thomas S. Klopfstein                    1,000
                Judith l. & Andrew Kuljis              10,000
                Lou Michael Kuljis                      5,000
                Sylvia M. Lawton                        1,000
                Mark Lipetz                             2,500
                Lucy M. Llywelyn (Trustee)             10,000
                Felix L. Mertesdorf                     1,000

                Jesse & Ernestine Miller                5,000
                E. Nieradko                             4,000
                Fred A. Page                           10,000
                Lean Palatnik                           1,500
                Dennis R. Piper                         2,500
                S. Edmond Resciniti                     2,500
                Ron Graves & Darrell Ridgeway           5,000
                C.J. & Lydia Sidio                      7,000
                Julie M. Snail                          5,000
                Mark Shinnick                           3,000
                Robert A. Snyder                        1,000
                Jeremy Hugh Stuart                      3,000
                Daniel F. Sullivan                     10,000
                William J. Toulis                       1,500
                William C. Tumlin                       2,000
                William Wynn                            2,000
                Earl & Margot Wynn                      5,000



An additional 5,000 shares were issued to Marylee Hovaten on July 15, 1994 in order to correct an under issuance of shares made in the above-listed transaction in connection with the same consideration. All of the shares were issued pursuant to the exemption from registration provided in Section 4(2) of the Securities Act of 1933, as amended. All of these shares were subject to the four (4) to one (1) reverse split effective February 1, 1995.



      On July 15, 1994, the Company issued a total of 2,337,000 shares in connection with services rendered by officers, directors and consultants to the Company and in connection with property rights to intellectual property transferred to the Company. Of this amount, 12,000 shares were issued to David T. Alford in connection with the Company's March 1, 1994 agreement to rent office space located in Las Vegas, Nevada. The remainder of the 2,337,000 shares were issued as follows:



                    Issuee                      No. of Shares
                    ------                      -------------
                Don E. Ehrlich.                        25,000
                Rex Morden                            500,000
                Neil Armstrong                        100,000
                Pear Corp.                             50,000
                Brian Volmer                           10,000



Also, of this amount, 12,500 shares were returned to the treasury by Pear Corp. on September 25, 1995 as a result of Pear Corp.'s failure to render the services for which the shares were issued. In addition, of this amount, 1,340,000 shares were issued to an affiliated group, which included one of the Company's directors, a former director and a family member of one director, to acquire intellectual property rights for technology related to the development of a home HIV test kit. Such shares were issued to : Dr. Jackie See, 790,000 shares; Dr. Darryl M. See, son of Dr. Jackie See, 250,000 shares; and Eric Savage, former director, 300,000 shares. The Company retains the rights to implement the technology, if and when it feels the market and regulatory climate is receptive to approving this product. The Company currently does not have any plans to commercialize product associated with this technology. All such shares described above were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, in view of the sophistication of the issuees. All such shares also were subject to the four (4) to one (1) reverse split effective February 1, 1995.



      On July 15, 1994, the Company issued 122,500 shares of its common stock to accredited investors in exchange for $148,650.00. The shares were issued as follows:

                      Purchaser                             No. of Shares
                      ---------                             -------------
                Gene M. & Diane Prevot                             10,000
                John Fung                                          18,000
                Roberta Kubby                                       5,000
                Jeanette D. Grieco                                  5,000
                Randall L. Tyson                                    2,000
                C. Scott Graham                                     1,000
                Robert L. Fisher, Jr.                               5,000
                Bonnie L. McCloud                                   3,000
                Samuel L. Tyson                                    10,000
                Randall L. Tyson                                   15,000
                Robert L. & Leticia S. Ingham                       5,000
                Bruce Wiemar                                        6,000
                William J. Kerr                                     2,500
                Kevin B. Moore                                      5,000
                Isaac Zev Hausman                                  20,000
                Harold & Marion Mewhinney                           5,000
                William & Lucille Porter (Trustees)                 5,000




All of the shares were issued pursuant to the exemption from registration provided in Section 4(2) of the Securities Act of 1933, as amended. All of these shares were subject to the four (4) to one (1) reverse split effective February 1, 1995.



      On September 7, 1994, the Company issued 25,000 shares of its common stock to one individual and one entity who had previously purchased shares from the Company in the transactions described above. Of these shares, 5,000 were issued to Roshan Shan, and 20,000 were issued to AHM, Inc. Such issuance was made in order to correct an under issuance of shares made in such transactions. All shares listed in this paragraph were issued in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, the issuees being accredited investors.



      On October 18, 1994, the Company issued 38,500 shares of its common stock to five (5) individuals who had rendered legal or consulting services to the corporation. These shares were issued as follows:



                     Issuee                     No. of Shares
                     ------                     -------------
                Steven L. Rayman                       10,000
                Martin Bennett                         10,000
                Mark Bradley                           10,000
                Hattie Weaver                           3,500
                William Hervey                          5,000



Such shares were issued pursuant to the exemption from registration provided in
Section 4(2) of the Securities Act of 1933, as amended, in view of the sophistication of the issuees. These shares were later subject to the four (4) to one (1) reverse split effective on February 1, 1995.



      On October 25, 1994, the Company issued 1,000 shares to John Broadhurst in connection with the sale of stock transactions described above under the date of June 17, 1994 and July 15, 1994. On January 23, 1995, the Company issued 3,000 shares to Dan & Ines, Inc. in connection with the sale of stock transactions described above under the date of June 17, 1994 and July 15, 1994. Such shares were issued as part of the consideration described above and were issued to correct errors in the amount of shares previously issued. All shares listed in this paragraph were issued in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, the issuees being accredited investors.



      On September 25, 1995, the corporation issued 203,500 shares to officers, directors or consultants for services to the Company. See "Certain Relationships and Related Transactions." All shares listed in this paragraph were issued in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, in view of the sophistication of the issuees.



      On December 7, 1995, the Company issued 6,138,500 shares of its common stock to BTI for BTI's assistance in raising working capital, prosecuting the patent application, management assistance and for assignment of rights under the Distribution Agreements for PGE-1. In entering into the Exchange Agreement with BTI under which this transaction took place, the Company's management prepared its valuation of the BTI technology based on the three standard comparative conventional methods of assessment: income, replacement cost and industry comparables. The component parts of the property were assessed at the time of exchange in total and allocated to the parts. The total value determined for property asset was $6,852,500 and is broken down as follows:


                  Technology                               $5,612,000
                  Patent Application                          300,000
                  Sae Han Pharmaceutical Agreement            363,500
                  Pharma Maehle Agreement                     425,000
                  Aerobic Life Agreement                      152,000
                  Commercial Service Agreement                    -0-


The exchange of stock was based on a discounted value of the fair market value of the stock at the time. Such shares were issued in reliance upon the exemption from registration provided in Section 4(2) of the Securities Act of 1933, as amended, in view of the sophistication of the issuee. See "Certain Relationships and Related Transactions."



      On December 11, 1995, the Company issued 200,000 shares of its common stock to Baltic Trust Company, a non-U.S. entity in connection with a private placement of the Company's shares pursuant to Regulation "S" promulgated under the Securities Act of 1933, as amended. All such shares subsequently were returned to the Company's treasury as a result of a failure of consideration for the issuance of such shares.



      On December 27, 1995, the Company issued 200,000 shares of its common stock in connection with an offering of the Company's shares pursuant to Rule 504 promulgated under the Securities Act of 1933, as amended. Such shares were issued to Rosehouse Ltd. in exchange for the consideration of $831,300.



      During November 1995, the Company entered into a two-year agreement with Thomas E. Waite & Associates to provide an array of business services to enhance the Company's asset base and further the development of the Company's business plan. The contracted services included public/investor relations, marketing and sales plans, identifying strategic partnership arrangements, and other opportunities that would enhance the market value and viability of the Company. On December 15, 1995, the Company issued Waite 350,000 shares of common stock in consideration of the services to be provided for the two-year duration. Such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, in view of the sophistication of the issuee. See "Certain Relationships and Related Transactions."



      On January 12, 1996, the Company issued 10,000 shares of its common stock in connection with consulting services rendered to the corporation by Dr. Joseph
L. Williams, one of the individuals on the Company's scientific advisory board, in exchange for research and development conducted by the individual. Such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, in view of the sophistication of the issuee.



      On April 12, 1996, the corporation issued 180,000 shares of its common stock to Alexander H. Walker, Jr., in connection with legal services rendered to the Company. On July 5, 1996, the Company issued 20,000 shares of its common stock each to Alexander H. Walker, III and J.T. Cardinalli for legal services rendered for the Company.

Such shares were issued pursuant to the exemption from registration under
Section 4(2) of the Securities Act of 1933, as amended, in view of the sophistication of the issuees.



      On June 10, 1996, the Company sold $500,000 of 7% Convertible Debentures in the following aggregate principal amounts: $250,000 to Wood Gundy London Limited, $150,000 to Ailouros Ltd. and $100,000 to DJ Limited. All such Debentures were issued pursuant to the exemption from registration under Regulation "S" promulgated under the Securities Act of 1933, as amended.



      On August 15, 1996, the Company issued 33,333 shares of its common stock to Ailouros Ltd. as a result of Ailouros Ltd.'s conversion of $25,000 of the 7% Convertible Debentures it purchased from the Company on June 10, 1996. Such shares were issued in reliance upon the exemption from registration under Regulation "S" promulgated under the Securities Act of 1933, as amended.



      On August 22, 1996, the Company issued 153,845 shares of its common stock to Wood Gundy London Limited as a result of Wood Gundy's conversion of $125,000 of the 7% Convertible Debentures it purchased from the Company on June 10, 1997. The Company also issued 123,076 shares of its common stock to DJ Limited on this date as a result of DJ Limited's conversion of $100,000 of the 7% Convertible Debentures it purchased from the Company on June 10, 1997. All such shares were issued in reliance upon the exemption from registration under Regulation "S" promulgated under the Securities Act of 1933, as amended.



      On November 20, 1996, the Company issued 15,000 shares of its common stock to Dr. Joseph J. Williams for consulting services rendered to the Company. The Company also issued 5,500 shares of its common stock to Stock Desk Communications Ltd. for printing services rendered to the Company. The Company also issued 10,000 shares of its common stock to Dr. Alexander Sparkuhl for consulting services rendered to the Company. All such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, in view of the sophistication of the issuees, except as to the 5,500 shares issued to Stock Desk Communications Ltd., which were returned to the treasury on May 12, 1997, due to the fact that, subsequent to the issuance of these shares, the Company learned that such printing services had been paid for in cash and that the issuance of the 5,500 shares constituted a double payment for such services.



      On December 18, 1996, the Company issued 568,750 shares of its common stock as part of a settlement agreement in the litigation between the Company and Thomas Waite & Associates described herein. See "Business -Legal Proceedings". Such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, in view of the sophistication of the issuees.



      In January and February of 1997, the Company issued a total of 250,000 shares to Ronald E. Patterson in connection with services rendered to the Company. Such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, in view of the sophistication of the issuee.


      On March 18, 1997, the Company issued a total of 1,270,000 shares of its common stock to eight (8) individuals for legal and consulting services and for services rendered by officers and directors of the Company. Such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. See "Common Stock Ownership of Certain Beneficial Owners and Management."


      On March 21, 1997, the Company sold $5,000,000 aggregate principal amount of 6% Convertible Debentures to Springrange Investment Group Ltd. Such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, the issuee being an accredited investor. See "Description of Securities" and "Selling Securityholder and Plan of Distribution."



      On April 18, 1997, the Company issued a total of 200,000 shares of common stock to David E. Jordan and persons designated by Mr. Jordan, as follows:



                          Issuee                No. of Shares
                          ------                -------------
                David E. Jordan                       166,800

                Robert E. Jordan                        2,000
                Michael H. Jordan                       2,000
                A.L. Molesworth, Inc.                  25,000
                Lenora Todaro                           2,000
                Anita Grossfield                        2,000
                Lisa R. Gerren                            200



All such shares were issued pursuant to the exemption from registration under
Section 4(2) of the Securities Act of 1933, as amended, in view of the sophistication of Mr. Jordan. See "Certain Relationships and Related Transactions."



      On June 6, 1997, the Company issued a total of 1,000,000 shares to David
E. Jordan and persons designated by Mr. Jordan, as follows:



                          Issuee                No. of Shares
                          ------                -------------
                David E. Jordan                       837,500
                Wesley J. Savage                       75,000
                Lisa R. Gerren                          5,000
                E.B.M. Inc.                            10,000
                Michael Sean Wilkinson                  2,500
                Morris Kleinman                         5,000
                Robert E. Jordan                        5,000
                Robert E. Jordan (Trustee)              6,000
                Michael H. Jordan                      20,000
                Anita Grossfield                       25,000
                Lenora Tenaro                          10,000



See "Certain Relationships and Related Transactions." All such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, in view of the sophistication of Mr. Jordan. These shares have subsequently been cancelled for failure of consideration.



      On June 10, 1997, the Company issued 5,972,000 shares, as follows:



                          Issuee                No. of Shares
                          ------                -------------
                Wassgren Anita See Trust            1,000,000
                Jackie R. See                       3,000,000
                Don A. Steffens                     1,000,000
                Alexander H. Walker, Jr.              872,000
                Joseph L. Williams, MD                100,000



All such shares were issued pursuant to the exemption from registration under
Section 4(2) of the Securities Act of 1933, as amended, in view of the sophistication of the issuees. See "Certain Relationships and Related Transactions."



      On June 12, 1997, the Company issued 450,000 shares to Ailouros Ltd. Such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended


      The foregoing arrangements and relationships may give rise to conflicts of interest with respect to future interpretation of the agreements between the Company and its affiliates or with respect to future transaction between the Company and its affiliates. There can be no assurance that future transactions between the Company and any affiliates will be advantageous to the Company. See "Risk Factors - Transactions with Affiliates," "Dependence on Key Personnel," "Dependence on Third-Party Researchers," "Business - Research and Development" and "Management's Discussion."


                                ITEM 27. EXHIBITS


  Number     Description
    3.1      Articles of Incorporation of Registrant, as amended to date.*

    3.2      By-Laws of Registrant, as amended to date.*

    4.1      Form of 6% Debenture (See Annex I to Item 10.2).

    5.1      Opinion of Alexander H. Walker, Jr., Esq., including consent.

    6.1      Consent of W. Dale McGhie, CPA.

    6.1a     Consent of W. Dale McGhie, CPA. **

    6.2      Consent of David R. Baker, Esq.

    6.3      Consent of Krieger & Prager, Esqs. **

    10.1     Consulting Agreement, dated April 19, 1996, between the
             Registrant and Dr. Jackie R. See.

    10.1a    Memorandum of Agreement, dated May 15, 1997, amending
             Consulting Agreement between the Registrant and Dr. See of
             April 19, 1996. **

    10.2 Securities Purchase Agreement, dated March 21, 1997, between the Registrant and Springrange Investment Group, Ltd.

    10.3     Licensing Agreement, dated November 3, 1995, between Pharma
             Maehle and Bio-Technology, Inc., as modified by assignment to the Registrant on February 27, 1996.

    10.4     Consulting Agreement, dated November 3, 1995, between the
             Registrant and Thomas A. Waite and Associates, Inc.

    10.5     Consulting Agreement, dated April 2, 1997, between the
             Registrant and David E. Jordan.

    10.6 Agreement for the Acquisition of Intellectual Property Rights, dated January 7, 1994, between the Registrant and Bio-Sphere
             Technology, Inc.

    10.7     Exchange Agreement dated November 16, 1995, between the
             Registrant and Bio-Sphere Technology, Inc.

    10.8     Assignment of Patent Application No. 08/573408, filed
             12/15/95, for an invention entitled PGE-1 Containing
             Lyophilized Liposomes for the Treatment of Erectile
             Dysfunction.





*
-------------------

* Incorporated by reference from the Registrant's Registration Statement on Form 10-SB filed on April 30, 1996.

** Filed with this Amendment No. 1

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in Reno, State of Nevada, on June 20, 1997.


                                  HARVARD SCIENTIFIC CORP.




                              By   /s/  Don A. Steffens.
                                   ----------------------------
                                   Don A. Steffens, President




      In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.




            Name                         Title                     Date
            ----                         -----                     ----
                                  Director, President and
/s/ Don A. Steffens               Chief Executive Officer       6/20, 1997
----------------------------
    Don A. Steffens


                                  Chief Financial Officer
/s/ C. Thomas Walters             and Treasurer                 6/20, 1997
----------------------------
    C. Thomas Walters



/s/ Alexander H. Walker, Jr.      Director and Secretary        6/20, 1997
----------------------------
    Alexander H. Walker, Jr.



/s/ Jackie R. See, MD             Director                      6/20, 1997
----------------------------
    Jackie R. See, MD

DALE MCGHIE                                                 Town & Country Plaza
CERTIFIED PUBLIC ACCOUNTANT                 1539 Vassar St. Reno, Nevada 89502
                                                     Tel:  702-323-7744
                                                     Fax:  702-323-8288



                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
     and Shareholders of
Harvard Scientific Corp.

I have audited the balance sheet of Harvard Scientific Corp. (A Development Stage Company) as of December 31, 1996, and the related statements of operations, stockholders' equity, and cash flows for the year then ended, and have issued my opinion thereon dated March 20, 1997. Such financial statements and opinion are included in your 1987 Annual Report to Stockholders and are incorporated herein by reference. My examination also comprehended Supplemental Schedules V and VI of Harvard Scientific Corp. (A Development Stage Company). In my opinion, Schedules V and VI, when considered in relation to the basic financial statements, present fairly in all material respects the information shown therein.



W. Dale McGhie, CPA
Reno, Nevada
March 20, 1997

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                  SCHEDULE V -- PROPERTY, PLANT, AND EQUIPMENT
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

====================================================================================================================================
                COLUMN A                   COLUMN B           COLUMN C          COLUMN D                   COLUMN E
====================================================================================================================================
                                                                                              OTHER CHANGES
                                          BALANCE AT         ADDITIONS                      RECLASSIFICATIONS      BALANCE AT
      CLASSIFICATION                  BEGINNING OF YEAR       AT COST         RETIREMENTS      ADD (DEDUCT)       END OF YEAR
---------------------------           -----------------       -------         -----------      ------------       -----------
December 31, 1996:
      Furniture and equipment              $11,682             $7,399          $ (9,665)          $     --          $ 9,416
      Intellectual property*                10,335                 --            (1,340)                --            8,995
      Leasehold and leasehold
           improvements                      5,816                 --            (5,816)                --               --
                                           -------             ------          --------           --------          -------
                TOTAL                      $27,833             $7,399          $(16,821)          $     --          $18,411
                                           =======             ======          ========           ========          =======



December 31, 1995:
      Furniture and equipment              $11,682             $   --          $     --           $     --          $11,682
      Intellectual property*                 4,196              6,139                --                 --           10,335
      Leasehold and leasehold
           improvements                      5,816                 --                --                 --            5,816
                                           -------             ------          --------           --------          -------
                TOTAL                      $21,694             $6,139          $     --           $     --          $27,833
                                           =======             ======          ========           ========          =======


 *Supplemental disclosure

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

       SCHEDULE VI -- ACCUMULATED DEPRECIATION, DEPLETION AND AMORTIZATION
                        OF PROPERTY, PLANT, AND EQUIPMENT
                 For the Years Ended December 31, 1996 and 1995

====================================================================================================================================
                 COLUMN A                  COLUMN B           COLUMN C          COLUMN D                 COLUMN E
====================================================================================================================================

                                                             ADDITIONS                          OTHER CHANGES
                                         BALANCE AT       CHARGED TO COSTS                    RECLASSIFICATIONS    BALANCE AT
             CLASSIFICATION          BEGINNING OF YEAR      AND EXPENSES      RETIREMENTS        ADD (DEDUCT)     END OF YEAR
             --------------          -----------------      ------------      -----------        ------------     -----------
December 31, 1996:
      Furniture and equipment             $ 4,408             $ 3,235          $ (4,152)           $   --          $ 3,491
      Intellectual property*                1,771               2,067            (2,791)               --            1,047
      Leasehold and leasehold
           improvements                     2,228               1,163            (3,391)               --               --
                                          -------             -------          --------            ------            -----
                TOTAL                     $ 8,407             $ 6,465          $(10,334)           $   --           $4,538
                                          =======             =======          ========            ======           ======


December 31, 1995:
      Furniture and equipment             $ 2,072             $ 2,336          $     --            $   --          $ 4,408
      Intellectual property*                  728               1,043                --                --            1,771
      Leasehold and leasehold
           improvements                     1,065               1,163                --                --            2,228
                                          -------             -------          --------            ------          -------
                TOTAL                     $ 3,865             $ 4,542          $     --            $   --          $ 8,407
                                          =======             =======          ========            ======          =======

*Supplemental disclosure

                                EXHIBIT INDEX
                                -------------

  Number     Description
    3.1      Articles of Incorporation of Registrant, as amended to date.*

    3.2      By-Laws of Registrant, as amended to date.*

    4.1      Form of 6% Debenture (See Annex I to Item 10.2).

    5.1      Opinion of Alexander H. Walker, Jr., Esq., including consent.

    6.1      Consent of W. Dale McGhie, CPA.

    6.1a     Consent of W. Dale McGhie, CPA.**

    6.2      Consent of David R. Baker, Esq.

    6.3      Consent of Krieger & Prager, Esqs.**

    10.1     Consulting Agreement, dated April 19, 1996, between the
             Registrant and Dr. Jackie R. See.

    10.1a    Memorandum of Agreement, dated May 15, 1997, amending
             Consulting Agreement between the Registrant and Dr. See of
             April 19, 1996.**

    10.2 Securities Purchase Agreement, dated March 21, 1997, between the Registrant and Springrange Investment Group, Ltd.

    10.3     Licensing Agreement, dated November 3, 1995, between Pharma
             Maehle and Bio-Technology, Inc., as modified by assignment to the Registrant on February 27, 1996.

    10.4     Consulting Agreement, dated November 3, 1995, between the
             Registrant and Thomas A. Waite and Associates, Inc.

    10.5     Consulting Agreement, dated April 2, 1997, between the
             Registrant and David E. Jordan.

    10.6 Agreement for the Acquisition of Intellectual Property Rights, dated January 7, 1994, between the Registrant and Bio-Sphere
             Technology, Inc.

    10.7     Exchange Agreement dated November 16, 1995, between the
             Registrant and Bio-Sphere Technology, Inc.

    10.8     Assignment of Patent Application No. 08/573408, filed
             12/15/95, for an invention entitled PGE-1 Containing
             Lyophilized Liposomes for the Treatment of Erectile
             Dysfunction.




*
-------------------

* Incorporated by reference from the Registrant's Registration Statement on Form 10-SB filed on April 30, 1996.



** Filed with this Amendment No. 1.